SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, DC 20549

                    Amendment 8 to
             Form SB-2 Registration Statement
            Under the Securities Act of 1933

                Pricester.com, Inc.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   Nevada                                            41-2137356
(State or other jurisdiction     (Primary Standard                          (I.R.S. Employer
   of incorporation or         Industrial Classification                     Identification
     organization)                    Code Number)                                Number)

                                                  Joe Puentes
  3900 Hollywood Blvd.                         3900 Hollywood Blvd.
       Suite 203                                   Suite 203
  Hollywood, FL 33021                          Hollywood, FL 33021
      954-272-1200                               954-272-1200
 (Address, and telephone number                                (Name, address and telephone number
  of principal executive offices)                                   of agent for service)

                  Copies to:
            Ms. Jody Walker ESQ.
           7841 South Garfield Way
            Centennial, CO 80122
     Phone 303-850-7637 Fax 303-220-9902

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED     PROPOSED      AMOUNT OF
SECURITIES TO BE         BEING      MAXIMUM      MAXIMUM      REGISTRATION
REGISTERED               REGISTERED OFFER PRICE  AGGREGATE      FEE
                                    PER SHARE(1) OFFER PRICE(1)
Common Stock     3,214,620    $5.00    $16,073,100  $1,891.81
                ----------            ------------   --------
Total            3,214,620    $5.00    $16,073,100  $1,891.81

(1) Estimated solely for purposes of determining the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting in accordance with section 8(a), may determine.

Preliminary Prospectus Dated July 5, 2005
SUBJECT TO COMPLETION

                      3,214,620 common shares
                  on behalf of selling security holders

                        PRICESTER.COM, INC.
                       A Nevada corporation

The selling shareholders will sell their common shares at $5.00 per common share until our common shares are quoted on the OTC Electronic
Bulletin Board.   Thereafter, the common shares may be priced at
prevailing market prices or privately negotiated prices.

The selling security holder offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2006.

We will not receive any proceeds from the sale of any of these common shares.

Our common stock is not currently quoted on any exchange or on the OTC Electronic Bulletin Board.

Consider carefully the risk factors beginning on page 5 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  TABLE OF CONTENTS

Prospectus summary                                                   5
Risk Factors                                                         5
   -  We cannot offer any assurance as to our future financial results
   -  Our auditors have expressed a going concern opinion
   -  If our competitors are more successful in attracting and retaining customers and users
   -  We may be subject to intellectual property infringement claims
   -  Our intellectual property rights are valuable
   -  We expect our operating expenses to continue to increase
   -  Decreases or delays in transaction spending
   -  Our success in the Internet marketplace
   -  We may not be successful in expanding the number of users
   -  If key personnel leave unexpectedly and are not replaced
   -  If we are unable to hire qualified personnel
   -  We may have difficulty scaling and adapting our existing architecture
   -  More individuals are utilizing non-PC devices
   -  We rely on the value of the Pricester.com brand
   -  The successful operation of our business depends upon the supply of critical elements
   -  We are subject to U.S. and foreign government regulation of the
          Internet
   -  We may be subject to legal liability for online services
   -  Our operations could be significantly hindered by the occurrence of a natural disaster
   -  Technological or other assaults on our service
   -  Terrorist attacks and the recent hostilities in Iraq have contributed to economic instability
   -  Our operating results could fluctuate significantly
   -  Companies such as Yahoo, Amazon and Ebay may have a competitive advantage
   -  New competitors could seize our product ideas
   -  Traditional competitors could have a negative effect on our ability to generate revenues
   -  We do not have a market in our securities
   -  If we expand to international markets, we would face increased risks that could have a negative effect on our financial condition.
   -  The initial price of $5.00 may be little or no relationship
   -  Future sales by our stockholders could cause the stock price to decline
   -  Your vote will not affect the outcome of any shareholder vote
   -  We do not meet the requirements for our stock to be quoted on
         NASDAQ
   -  Pricester Nevada's cash balances in banks and brokerage firms may exceed insurance limits
   -  The selling shareholders may have liability because of their status as underwriters
Forward Looking Statements                                          17
Business                                                            17




Use of proceeds                                                     37
Dividend policy                                                     37
Management's discussion and analysis of financial
  Condition and Results of Operations                               38
Management                                                          42
Security Ownership of Certain Beneficial
   Owners and Management                                            48
Certain Relationships and Related Transactions                      49
Determination of Offering Price                                     51
Description of Capital Stock                                        51
Shares eligible for future sale                                     52
Plan of distribution and selling stockholders                       53
Disclosure of Commission position on indemnification
     for Securities Act liabilities                                 57
Market for common stock and related stockholder matters             57
Changes In and Disagreements with Accountants                       57
Experts                                                             58
Legal Matters                                                       58
Legal Proceedings                                                   58
Where you can find more information                                 58
Financial Statements                                                59

                Prospectus Summary

To understand this offering fully, you should read the entire prospectus carefully, including these risk factors and the financial statements.

The Offering.           Pricester.com, Inc., a Nevada corporation is
registering 3,214,620 common shares on behalf of selling shareholders

Pricester Nevada common
  stock outstanding     22,306,870

Pricester Nevada
   Operations.          Pricester Nevada, the surviving corporation of
its merger with Pricester.com, Inc., a Florida corporation, had no significant operations and had no control over the operations of Pricester
Florida prior to the merger of Pricester
Florida into Pricester Nevada on February 9,
2005.

Pricester Nevada is a development stage company
and has a lack of material revenues.   Our
products and services have been active since
January 2004 and have only generated revenue of $9,098 for the year ended December 31, 2004 and $5,191 for the three months ended March 31, 2005.

Pricester Nevada is an e-commerce website that enables any business of any size or individual to establish a fully functional online retail presence with no upfront costs or investment or in-house technical skill.

No business combination is contemplated for the next twelve months.

Market for our
   common stock.        Our common stock is not quoted on an exchange
or on the OTC Electronic Bulletin Board.   We
cannot provide any assurance that an active
market in our common stock will develop.   We
intend to quote our common shares on the OTC
Electronic Bulletin Board.

                 Risk Factors

Our business is subject to numerous risk factors, including the following.

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not received substantial income from operations to date and
future financial results are uncertain.   We cannot assure you that we
can operate in a profitable manner. Pricester Nevada had an accumulated deficit of $(1,854,537) as March 31, 2005.

Even if Pricester Nevada obtains future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of Pricester Nevada.

2. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our auditors have expressed reservations concerning our ability to continue as a going concern. We have not yet received any substantial
revenues and will continue to incur losses.   You may lose your entire
investment.

3. If our competitors are more successful in attracting and retaining customers and users, then our revenues could decline.

We compete with many other providers of online web hosting, Internet
marketplace, travel service and electronic commerce services.   As we
expand the scope of our Internet offerings, we will compete directly with a greater number of Internet sites, media companies, and companies providing business services across a wide range of different online services, including:

- companies offering communications, Web search, commercial search, information, community and entertainment services and Internet access either on a stand alone basis or integrated into other products and media properties;

- vertical markets where competitors may have advantages in expertise, brand recognition, available financial and other resources, and other factors;

-  online employment recruiting companies; and

-  online merchant hosting services.

In order to compete effectively, we may need to expend significant internal engineering resources or acquire other technologies and companies to provide or enhance our capabilities. If we are unable to maintain or expand our customer and user base in the future, our revenues may decline.

4. We may be subject to intellectual property infringement claims, which are costly to defend and could limit our ability to provide certain content or use certain technologies in the future.

Many parties are actively developing electronic commerce websites and other Web-related technologies, as well as a variety of online business
models and methods.   We believe that these parties will continue to
take steps to protect these technologies, including, but not limited
to, seeking patent protection.   As a result, disputes regarding the
ownership of these technologies and rights associated with online
business are likely to arise in the future.   In addition to existing
patents and intellectual property rights, we anticipate that additional third-party patents related to our services will be issued in the
future.   We expect that we will increasingly be subject to patent
litigation as our services expand.

In the event that there is a determination that we have infringed third-party proprietary rights such as patents, copyrights, trademark rights, trade secret rights or other third party rights such as publicity and privacy rights, we could incur substantial monetary liability, be required to enter into costly royalty or licensing agreements, if available, or be prevented from using the rights, which
could require us to change our business practices in the future.   We
may also incur substantial expenses in defending against third-party
infringement claims regardless of the merit of such claims.   As a
result, these claims could harm our business.

5. Our intellectual property rights are valuable and any inability to protect them could dilute our brand image or harm our business.

We regard our copyrights, patents, trademarks, trade dress, trade secrets, and similar intellectual property, including our rights to
certain domain names, as important to our success.    To date, we do
not have any patents issued.   We have one patent application pending.
Effective trademark, patent, copyright, and trade secret protection may not be available in every country in which our products and media properties are distributed or will be made available through the
Internet in the future.   Further, the efforts we have taken to protect
our proprietary rights may not be sufficient or effective.   If we are
unable to protect our trademarks from unauthorized use, our brand image
may be harmed.   While we attempt to ensure that the quality of our
brand is maintained by our licensees, our licensees may take actions that could impair the value of our proprietary rights or the reputation
of our products and media properties.   Protection of the distinctive
elements of Pricester.com may not be available under copyright law.
Any impairment of our brand image could harm our business and cause our
stock price to decline.   In addition, protecting our intellectual
property and other proprietary rights can be expensive.   Any increase
in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results. In turn, this could harm the results of our business and lower our stock price.

6. We expect our operating expenses to continue to increase as we attempt to expand the Pricester.com brand, fund product development, develop media properties and acquire other businesses.

We expect that our operating expenses will continue to increase as we expand our operations in areas of expected growth, continue to develop and extend the Pricester.com brand, fund greater levels of product development, develop and commercialize additional media properties and premium services, and acquire and integrate complementary businesses
and technologies.   If our expenses increase at a greater pace than our
revenues, our operating results could be harmed.

7. Decreases or delays in transaction spending due to general economic downturns could harm our ability to generate transaction revenue.

Expenditures by vendors tend to be cyclical, reflecting overall
economic conditions as well as budgeting and buying patterns.   Since
Pricester Nevada expects to derive a large part of our revenues from transaction fees, any decreases in or delays of vendors creating transactions could reduce our revenues or negatively impact our ability
to grow our revenues.   Even as economic conditions improve, marketing
budgets and advertising spending may not increase from current levels.

8. Our success in the Internet marketplace will depend on technical issues.

We have experienced and expect to continue to experience interruptions
and delays due to limited hardware and software resources.   These
equipment failures have resulted in delays for approximately 30 minutes
each time.   These delays have occurred on two separate occasions.

Internet services are also susceptible to natural or man-made disasters such as earthquakes, floods, fires, power loss, or sabotage, as well as interruptions from technology malfunctions, computer viruses or hacker
attacks.   Other potential service interruptions may result from
unanticipated demands on network infrastructure, increased traffic or
problems in customer service to our access customers.   Significant
disruptions in our access service could harm our goodwill, the Pricester.com brand and ultimately could significantly and negatively impact the amount of revenue we may earn from our service.

9. We may not be successful in expanding the number of users of our electronic commerce services.

In order to successfully expand our number of users of our electronic commerce services we must employ significant resources to the consistent development of applications and innovative tools to assist the buyers and sellers experience otherwise we could lose users /
members to other competitors or service providers.   We estimate we
will spend approximately $50,000 for the first year and yet to be determined increased amounts in subsequent years.

The success of our electronic commerce properties depends on, among other things, our ability to attract and retain well-known brands among our network of retailers and the ability to generate traffic to our
commerce properties.   Through our electronic commerce properties, we
do not establish a direct billing relationship with our users as a
result of any purchases they may make with the vendors.   The revenue
that we derive from our electronic commerce properties is typically in the form of transaction fees, wherein retailers / vendors pay a fee based on the amount of the sale, trade or auction and optional
advertising fees.   Users who had a favorable buying experience with a
particular retailer may contact that retailer directly for future
purchases rather than through our service.   If our users bypass our
electronic commerce properties and contact retailers directly, our revenue could decline.

Competing providers of online shopping may provide a more convenient and comprehensive online shopping experience due to their singular
focus on electronic commerce.   As a result, we may have difficulty
competing with those merchants for users of electronic commerce services and as a consequence our revenue could decline or we could fail to generate significant revenues from electronic commerce.

10. If key personnel leave unexpectedly and are not replaced, we may not be able to execute our business plan.

We are substantially dependent on the continued services of our key personnel, including our founder, president and chief financial
officer.   These individuals have acquired specialized knowledge and
skills with respect to Pricester Nevada and our operations.   If any of
these individuals were to leave unexpectedly, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience.

11. If we are unable to hire qualified personnel in designated growth areas, we may not be able to execute our business plan.

We expect that we will need to hire additional personnel in designated growth areas such as design, technical support and application
development.   The competition for qualified personnel can be intense,
particularly in the South Florida Area, where our corporate
headquarters are located.   At times, we have experienced difficulties
in hiring personnel with the right training or experience, particularly
in technical areas.   If we do not succeed in attracting new personnel,
or retaining and motivating existing personnel, we may be unable to meet our business plan and, as a result, our stock price may decline.

12. We may have difficulty scaling and adapting our existing architecture to accommodate increased traffic and technology advances or customer requirements.

Rapid increases in the levels or types of use of our online properties and services could result in delays or interruptions in our service.
In particular, the architectures utilized for our services are highly complex and may not provide satisfactory service in the future, especially as the usage levels of transactions and certain other
services increase.   In the future, we may be required to make
significant changes to our architectures, including moving to
completely new architectures.   If we are required to switch
architectures, we may incur substantial costs and experience delays or
interruptions in our service.   These delays or interruptions in our
service may cause users and customers to become dissatisfied with our
service and move to competing providers of online services.   Further,
to the extent that demand for our services increases, we will need to expand our infrastructure, including the capacity of our hardware
servers and the sophistication of our software.   This expansion is
likely to be expensive and complex, and require additional technical
expertise.   As we acquire users who rely upon us for a wide variety of services, it becomes more technologically complex and costly to retrieve, store and integrate data that will enable us to track each
user's preferences.   An unanticipated loss of traffic, increased
costs, inefficiencies or failures to adapt to new technologies or user requirements and the associated adjustments to our architecture could harm our operating results and financial condition.

13. More individuals are utilizing non-PC devices to access the Internet, and versions of our service developed or optimized for these devices may not gain widespread adoption by users of such devices.

The number of individuals who access the Internet through devices other than a personal computer, such as personal digital assistants, mobile telephones and television set-top devices, has increased dramatically. Our services were originally designed for rich, graphical environments such as those available on desktop and laptop computers. The lower resolution, functionality and memory associated with alternative devices may make the use of our services through such devices difficult, and the versions of our service developed for these devices
may not be compelling to users of alternative devices.   As we have
limited experience to date in operating versions of our service developed or optimized for users of alternative devices, it is difficult to predict the problems we may encounter in doing so, and we may need to devote significant resources to the creation, support and
maintenance of such versions.   If we are unable to attract and retain
a substantial number of alternative device users to our online services, we will fail to capture a sufficient share of an increasingly important portion of the market for online services.

14. We rely on the value of the Pricester.com brand, and the costs of maintaining and enhancing our brand awareness will increase.

We believe that maintaining and expanding the Pricester.com brand is an important aspect of our efforts to attract and expand our user and
advertiser base.   We also believe that the importance of brand
recognition will increase due to the relatively low barriers to entry. We will spend increasing amounts of money on, and devote greater resources to advertising, marketing and other brand-building efforts to
enhance consumer awareness of the Pricester.com brand.   We may not be
able to successfully maintain or enhance consumer awareness of the Pricester.com brand and, even if we are successful in our branding
efforts, such efforts may not be cost-effective.   If we are unable to
maintain or enhance customer awareness of the Pricester.com brand in a cost effective manner, our business, operating results and financial condition would be harmed.

15. The successful operation of our business depends upon the supply of critical elements from other companies and any interruption in that supply could cause service interruptions or reduce the quality of our product offerings.

We depend upon third parties, to a substantial extent, for several critical elements of our business, including various technology, infrastructure, content development, software and distribution components.

We rely on private third-party providers for our principal Internet connections, co-location of a significant portion of our data servers
and network access.   Any disruption in the Internet or network access
or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business, operating results
and financial condition.   Any financial difficulties for our providers
may have negative effects on our business, the nature and extent of
which we cannot predict.   We have experienced and expect to continue
to experience interruptions and delays in service and availability for such elements.

Furthermore, we depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to
deliver our products and services.   Any errors, failures,
interruptions, or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our brand and our business and could expose us to liabilities to third parties.

16. We are subject to U.S. and foreign government regulation of the Internet, the impact of which is difficult to predict.

We are subject to general business regulations and laws, as well as
regulations and laws directly applicable to the Internet.   As we
continue to expand the scope of our properties and service offerings, the application of existing laws and regulations relating to issues such as user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, financial market regulation, consumer protection, content regulation, quality of products and services, and intellectual property ownership and infringement can be
unclear.   In addition, we will also be subject to new laws and
regulations directly applicable to our activities.   Further, the
application of existing laws to Pricester Nevada regulating or requiring licenses for certain businesses of our vendors including, for example, distribution of pharmaceuticals, alcohol, tobacco or firearms, as well as insurance and securities brokerage and legal services, can
be unclear.   Any existing or new legislation applicable to us could
expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the Web.

Several federal laws, including the following, could have an impact on
our business.   The Digital Millennium Copyright Act is intended, in
part, to limit the liability of eligible online service providers for listing or linking to third-party websites that include materials that
infringe copyrights or other rights of others.   The Children's Online
Protection Act and the Children's Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. In addition, the Protection of Children From Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. Such legislation may impose significant additional costs on our business or subject us to additional liabilities.

We post our privacy policies and practices concerning the use and disclosure of user data.

Any failure by us to comply with our posted privacy policies, the consent order, FTC requirements or other privacy-related laws and regulations could result in proceedings by the FTC or others which could potentially have an adverse effect on our business, results of
operations and financial condition.   In this regard, there are a large
number of legislative proposals before the United States Congress and various state legislative bodies regarding privacy issues related to
our business.   It is not possible to predict whether or when such
legislation may be adopted, and certain proposals, if adopted, could materially and adversely affect our business through a decrease in user
registrations and revenues.   This could be caused by, among other
possible provisions, the required use of disclaimers or other requirements before users can utilize our services.

Due to the nature of the Web, it is possible that the governments of other states and foreign countries might attempt to regulate Web
transmissions or prosecute us for violations of their laws.   We might
unintentionally violate such laws, such laws may be modified and new
laws may be enacted in the future.   Any such developments (or
developments stemming from enactment or modification of other laws) could increase the costs of regulatory compliance for us or force us to change our business practices.

17.  We may be subject to legal liability for online services.

We host a wide variety of services that enable individuals to exchange information, generate content, conduct business and engage in various online activities, including public message posting and services relating to online auctions, trade/bartering and fixed price sales.
The law relating to the liability of providers of these online services for activities of their users is currently unsettled both within the
United States and abroad.   In addition, we are aware that governmental
agencies are currently investigating the conduct of online auctions.

To the present date we have had no claims against Pricester Nevada however it is possible that, if any information provided directly by us contains errors or is otherwise negligently provided to users, third parties could make claims against us. For example, we offer Web-based website management services, which expose us to potential risks, such as liabilities or claims resulting from lost or misdirected messages r transactions, illegal or fraudulent use of order processes, or
interruptions or delays in transaction notification.   Investigating
and defending any of these types of claims is expensive, even to the extent that the claims do not ultimately result in liability.

18. Our operations could be significantly hindered by the occurrence of a natural disaster or other catastrophic event.

Our operations are susceptible to outages due to fire, floods, power
loss, telecommunications failures, break-ins and similar events.   We
do not have multiple site capacity for all of our services in the event
of any such occurrence.   In an effort to reduce the likelihood of a
geographical or other disaster impacting our business, we will be distributing our servers among additional data centers located around
the world.   Failure to execute these changes properly or in a timely
manner could result in delays or interruptions to our service.   In
addition, despite our implementation of network security measures, our servers are vulnerable to computer viruses, physical and electronic break-ins, and similar disruptions from unauthorized tampering with our computer systems.

19. Technological or other assaults on our service could harm our business.

We are vulnerable to coordinated attempts to overload our systems with data, resulting in denial or reduction of service to some or all of our users for a period of time. Although there have been no known attempts to overload or assault our network, any such event could reduce our revenue and harm our operating results and financial condition.

20. Terrorist attacks and the recent hostilities in Iraq have contributed to economic instability in the United States and internationally, which could lead to reduced transactions by our vendors.

On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope, and in March 2003, the United States
became involved in hostilities with Iraq.   These events, coupled with
political instability elsewhere in the world have caused volatility in
the financial markets and uncertainty in the global economy.   Under
these circumstances, there is a risk that our existing and potential customers may decrease spending, particularly for marketing services. Because marketing services continue to constitute a majority of our revenues, any such decrease in expenditures could materially and
adversely affect our operating results and financial condition.   In
addition, the political and economic conditions described above may contribute to increased volatility in stock prices, which may cause our stock price to decline.

21. Our operating results could fluctuate significantly due to a negative trend in consumer preferences and spending.

Purchasing patterns of customers may vary.   We cannot assure you that
we will be successful in marketing any of our products or that the revenues from the sale of these products will be sufficient for profitability.

22. Companies such as Yahoo, Amazon and Ebay may have a competitive advantage because they have greater access to content, maintain billing relationships with more customers and have access to established distribution networks.

There are various competitors who allow vendors to sell their items
online including Yahoo, Amazon and Ebay.   Although most charge ongoing
fees including monthly fees and transaction fees, they have an
established customer base and instant market recognition.   These
competitors have greater access to content and maintain billing relationships with more customers and have access to established
distribution networks.   For the three months ended March 31, 2005,
Yahoo, Inc. had revenues of $1,173,742,000, Amazon.com, Inc. had net sales of $1,530,000,000 and eBay, Inc. had net revenue of $1,031,724,000 compared to our minimal revenue of $5,191.

We have not yet generated any material revenue from our business model compared to significant revenue generated by these competitors.

23.  New competitors could seize our product ideas and e-commerce business model and produce competing web sites with similar product
matrixes.   Our ability to generate revenue could be negatively
affected by increased competition.

If new competitors seized our product ideas and e-commerce business model and produced competing web sites with similar product matrixes. Our ability to generate revenue would be negatively affected.
Additionally, these new competitors could be better capitalized and capture a larger market share of our intended market.

24. Traditional competitors could have a negative effect on our ability to generate revenues.

We face competition from traditional retailers and wholesalers.   If
consumers choose not to purchase their products through the Internet, our ability to generate revenues will be negatively affected.

25.   We do not have a market in our securities.   If our common stock
has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares.   We have not yet
applied for listing on the OTC Bulletin Board.   We cannot assure you
that a public market will ever develop.   Consequently, you may not be
able to liquidate your investment in the event of an emergency or for any other reason.

26. If we expand to international markets, we would face increased risks that could have a negative effect on our financial condition.

To date, we have not yet planned our international growth because we have only limited experience in marketing and operating our products
and services internationally.   We believe that in light of substantial
competition, we will need to eventually expand our operations to international markets in order to obtain market share effectively.
Many foreign companies have a dominant market share in their
territories.   Furthermore, foreign providers of competing online
services may have a substantial advantage over us in attracting users in their country due to more established branding in that country, greater knowledge with respect to the tastes and preferences of users residing in that country and/or their focus on a single market.

Our international operations are subject to increased risks.

In addition to uncertainty about our ability to generate revenues from future foreign operations and create our international presence, there are certain risks inherent in doing business on an international level, including:
   -  trade barriers and unexpected changes in regulatory requirements;
   - difficulties in developing, staffing and simultaneously managing a large number of unique foreign operations as a result of distance, language and cultural differences;
   -  longer payment cycles;
   -  currency exchange rate fluctuations;
   -  political or social unrest or economic instability;
   -  import or export restrictions;
   -  seasonal reductions in business activity;
   -  risks related to government regulation; and
   -  potentially adverse tax consequences.

One or more of these factors could harm our future international operations and consequently, could harm our business, operating results, and financial condition.

27. The initial prices of $5.00 may have little or no relationship to the market price, if any of our common stock.

The offering price of our common stock was arbitrarily determined without regard to book value, recent issuances of shares, such as for
cash and services or market value.   There may be little or no
relationship between the initial prices of $5.00 and the market price. You may lose your entire investment.

28. Future sales by our stockholders could cause the stock price to decline.

In the future, Pricester Nevada may issue equity and debt securities. Any sales of additional common shares may have a depressive effect upon the market price of Pricester Nevada's common stock causing the stock price to decline.

29. Your vote will not affect the outcome of any shareholder vote since our officers and directors control approximately 72.70% of our outstanding stock directly and an additional 10.74% of our outstanding stock indirectly.

Upon the completion of this offering, our officers and directors will control approximately 72.70% of our outstanding stock directly and an
additional 10.74% of our outstanding stock indirectly.    For instance,
our officers and directors will be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions.

30. We do not meet the requirements for our stock to be quoted on NASDAQ and even though we intend to quote our stock on the OTC
Electronic Bulletin Board, the tradability in our stock will be limited under the penny stock regulation.

The liquidity of Pricester Nevada's common stock would be restricted even after public listing if our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of our common stock on the OTC Electronic Bulletin Board is below $5.00 per share, the company's common stock will come within the definition of a "penny stock." As a result, it is possible that Pricester Nevada common stock may become subject `to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations
concerning the transfer of penny stock.   These regulations require
broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

31.   Pricester Nevada's cash balances in banks and brokerage firms may
exceed the insurance limits.   Our liquidity may be negatively affected
if these institutions should fail.

Pricester Nevada will maintain cash balances in banks and brokerage
firms.   Balances are insured up to $100,000 by the Federal Deposit
Insurance Corporation.   At times, balances may exceed such insurance
limits.   Our liquidity may be negatively affected if these
institutions should fail.

32.   The selling shareholders may have liability because of their
status as underwriters.   They may sue us if there are any omissions or
misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be
considered to be underwriters of the offering.   The selling security
holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.


                  Forward Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of
strategy that involve risks and uncertainties.   We have made the
forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Pricester Nevada and results achieved during the periods covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Pricester Nevada, or any other person, that we will realize these estimates and projections, and actual results may vary
materially.   We cannot assure you that any of these expectations will
be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                             Business

Pricester Nevada was originally incorporated in the state of Nevada on
March 19, 1998 under the name Business Advantage No. 22, Inc.   Due to
non-filing of annual reports, the corporate charter of Business
Advantage No. 22, Inc. was revoked.   In June 2004, Business Advantage
No. 22, Inc. was reinstated.    On June 4, 2004, Business Advantage No.
22, Inc. entered into an Agreement and Plan of Reorganization with

Pricester Florida to merge Pricester Florida into Business Advantage
No. 22, Inc.    On June 4, 2004, in anticipation of the merger, the
name of Business Advantage No. 22, Inc. was changed to Pricester.com,
Inc.

On February 9, 2005, pursuant to Articles of Merger, shareholders of Pricester Florida received 21,262,250 common shares of Business Advantage No. 22, Inc. on a basis of a one for one exchange for their
common shares.   Pricester Nevada, formerly Business Advantage No. 22,
Inc. was the surviving corporation.   The articles of merger were filed
with the states of Nevada and Florida.   The number of common shares
held by Pricester Nevada before the merger was 1,044,620.   All of
those shares are being registered in the registration statement on
behalf of selling shareholders.   The business purposes of this
transaction were to acquire a greater shareholder base and further the relationship with Dennis Jordan, the majority shareholder of Pricester Nevada prior to the merger, to utilize his services and assistance in becoming a public company.

In conjunction with the merger transaction, Pricester Florida entered into an agreement with Taking a Company Public, an entity controlled by
Dennis Jordan.   These services include advisement in all
administrative, legal and financial aspects of going public.   Pursuant
to the agreement, Taking a Company Public will receive consulting fees
of $80,000 of which $30,000 has been paid to date.   The agreement
shall terminate when the newly merged Pricester Nevada is fully trading on the NASD Bulletin Board.

Neither Pricester Nevada nor Pricester Florida paid consulting fees, finder's fees or any other fees in exchange for services related to the reorganization.

Pricester Nevada was the acquirer for legal purposes and Pricester
Florida was the acquirer for accounting purposes.   The transaction was
accounted for as a reverse acquisition.

Prior to the merger with Pricester Florida on February 9, 2005,
Pricester Nevada had no significant operations and had no control over the operations of Pricester Florida.

Pricester Nevada is a development stage company and has a lack of
material revenues.   Our products and services have been active since
January 2004 and have only generated revenue of $9,098 for the year ended December 31, 2004 and $5,191 for the three months ended March 31,
2005.   We have yet to generate substantial revenue because our primary marketing objective has been to first build a large gathering of web based vendors, traditional small businesses, and established national retailers, to offer a diverse and extensive variety of goods and
services.   We have attracted upwards of 9,049 websites to date with
over 47,000 item listings.   We are preparing to list upwards of
250,000 products in the next 60 days.   As we acquire new relationships
with retailers and attract more small businesses to the site, more and more products and services as well as vendor websites will be listed on
our site.   Once these product offerings in our system, and additional vendors are in place ready to open their doors to the public, Pricester Nevada will follow up with the implementation of marketing strategies that include national television, radio and Internet marketing designed to bring the buyers and the sellers together.

Pricester Nevada operates Pricester.com which is an e-commerce website that enables any business of any size or individual to establish a fully functional online retail presence with no upfront costs or
investment or in-house technical skill.   Pricester.com is an Internet
marketplace which allows vendors to host their website with product and service listings and promote them to a global community 24 hours a day through the Pricester Nevada network. Additionally, Pricester.com allows consumers to search for products and services that are listed on our network and locate vendors, purchase items, post bids or trade
items.   Pricester Nevada currently has over 19,067 members of which
9,049 have setup websites.

Our revenue model is based upon selling Pricester Complete and collecting
transaction fees.   We have yet to generate substantial revenues in
transaction fees because our primary marketing objective has been to first build a large gathering of web-based vendors in order to attract the consumer.

Although we average over 90,000-100,000 visitors a month and over 3,000,000 page hits per month primarily from the United States, this is
an extremely small amount compared to our competitors.   According to
www.statbrain.com, Yahoo receives an average of 2,852,912,100 visitors per month and Ebay receives an average of 2,009,982,330 visitors per
month.   A visitor coming to a web site may access one or many web
pages on a site, creating multiple page views. A hit means a single request from a visitor for a single item from a web server. As a result, in order for a visitor to display a page that contains 3 graphics, 4 hits would occur at the server, 1 for the HTML page and one
for each of the 3 graphics.   One visitor to our site can create many
hits per visit to the site.   Additionally, a majority of our traffic
is untargeted due to the use of general search words with only approximately 200 visitors per day targeted to our marketing materials. Further, up to 40% of our targeted traffic are foreign visitors unable to use our system as the current system only supports United States currency.

Members must comply with our site's terms and conditions or their listings can be revoked and repeated offenders could be banned from the site indefinitely.

For the retailers, service businesses and individual collectors and hobbyists in the United States without a web presence through which they can sell their products or services online, Pricester Nevada,
offers an affordable, easily implemented solution.   Setting up a
retail website involves many complex tasks that have to be bought from outside vendors unless the retailer possessed the required array of diverse technical skills or software. For most small businesses and individuals, as well as many medium sized companies, programming tasks and the costs associated with creating a retail website have been overwhelming and easily outweighed any potential additional business that could be realized online or they had to sell their merchandise through fee-based sites like Ebay and Yahoo.

Even though our revenues for the year ended December 31, 2004 and the three months ended March 31, 2005 were minimal, American consumers in the final quarter of 2003, the busiest retail period of the year, spent
$17.2 billion buying goods online.   Based on recent U.S. Census Bureau
statistics, this seemingly large figure represents a miniscule 1.9
percent of total U.S. retail sales for the period.   Based on in-house
research, virtually all major retailers, from the major department store companies to electronic and apparel retailers, maintain a presence online with easy-to-use, comprehensive web shopping sites. Small, owner-operated businesses, the largest component of America's
retail industry, have only a minor presence on the web.   We believe
the likely reason is that establishing a fully functional e-commerce website on which:
     -   merchandise can be viewed and selected,
     -   shopping carts filled,
     -   credit card transactions executed,
     -   orders automatically confirmed,
     -   shipping tracked, and
     -   returns authorized and recorded,
can be a complicated and costly endeavor.

Our website allows any business or aspiring business person, even a hobbyist with a handful of items to sell, to set up a customized, fully functional retail outlet without having to incur the expense of:
     -   website design,
     -   hosting fees or monthly subscription fees
     -   and programming costs.

Through our website, all these tasks can be accomplished by anyone with a personal computer, an Internet connection and something to sell online.

An entire functioning retail site can be set up on Pricester.com using the site's array of menu driven, user-friendly website construction
tools.   We provide the new "e-tailer" with everything an e-commerce site needs to execute and process orders, including:
     -   integration of a payment system,
     -   customer order tracking and
     -   authorized returns.

Our site will also calculate shipping costs via an array of alternative shipping methods and carriers. All the e-tailer has to do is fulfill the order by shipping the goods to the customer.

For the businessperson or individual hobbyist too busy to bother even with the ease of our website construction wizard, our website designers will create a fully functional retail site for them for a nominal $199 charge. If a vendor already has a recognizable or valuable domain name, it can use that address or an existing website page to seamlessly deliver the shopper to its full-featured retail transaction website at Pricester.com.

The only cost to the retailer, or seller, is a nominal fee on each completed transaction, which can range from 1 percent to 4 percent of the value of the transactions.

In addition, by allowing visitors to find products and services they are seeking through various search criteria, including zip code, Pricester.com is a virtual shopping mall that can be as national or
local as the visitor decides.   A visitor to Pricester.com, for
example, can find a service such as a roofer or dry cleaner near their home, or, when location is not an issue, such as when shopping for power tools or electrical fixtures, they can search from among vendors anywhere in the country.

The virtual mall (or community) character and structure of the our website, with:
     -   selling,
     -   auction,
     -   reverse auction and
     -   barter transactions

all accessible at one address, means that visitors have a choice of transaction modes, and that vendors, large and small, have an equal chance of having their offerings being seen by the universe of visitors coming to the site.

The following is a summary of the products and services currently
offered or in development.   A further discussion of each product and
service follows.

Products and Services      Status               Fees                           Launched
---------------------------------------------------------------------------------------
Pricester Website          Active                $0                            Jan 2004
Store                      Active      $0 listing fee - 1-4% transaction fee*  Jan 2004
Barter                     Active      $0 listing fee - 1-4% transaction fee*  Jan 2004
Auction                    Active      $0 listing fee - 1-4% transaction fee*  Jan 2004
Reverse Auction            Active      $0 listing fee - 1-4% transaction fee*  Jan 2004
Wanted                     Active               $0                             Jan 2004
Request for Quote          Active      $0 listing fee - 1-4% transaction fee*  Jan 2004
Zip code search            Active                $0                            Jan 2004
Personal Website           Active                $0                           June 2004
Pricester Chat             Active                $0                            Jan 2004
Pricester Complete         Active              $199                            Aug 2004
Pricester Travel           Active     Fees charged by World Choice Travel         -
Affiliates Program         Active                $0                            Jan 2004
Pricester Tools Payment
   System                  Active                $0                            Jan 2004
Pricester Search Engine    Active                $0                            Jan 2004
Wizard                     Active                $0                            Jan 2004


Pricester Community        Active                $0                            Jan 2004
Lead Generation Program  In development        Not yet determined               Unknown
Bold Listings              Active             $.50 per item                    Jan 2004
Highlight Option           Active             $1.00 per item                   Jan 2004
Special Icon               Active             $.50 per item                    Jan 2004
Featured Listing           Active             $1.00 per item                   Jan 2004
Premiere Listing           Active             $5.00 per item                   Jan 2004
Category Banners           Active             $50.00 per month                 Jan 2004
Specialty Stores    future development        Not yet determined                Unknown

*The 1-4% sliding scale operates as follows:
   - Transactions ranging from $.01 through $400 are charged at 4% of the transaction
   - Transactions ranging from $400.01 through $1,000 are charged at 3.25% of the transaction
   - Transactions ranging from $1000.01 through $5,000 are charged at 3% of the transaction
   - Transactions ranging from $5,000.01 through $50,000 are charged at 1.5% of the transaction
   - Transactions ranging from $50,000.01 through $1,000,000 are charged at 1% of the transaction

Pricester Nevada will generate revenues through the following sources:
     -   Store Transaction Fees.   A 4% transaction fee will be charged
to members who utilize the Pricester Store sales
transaction system.
     -   Store Listing Fee.   There are no listing fees for items
listed in the Pricester Store system.
     -   Auction Transaction Fees.    A sliding scale transaction fee
on the dollar amount of the successfully completed auction
of an item ranges from a low of 1% for items over $1,000 to
4% for items less than $25 in value.
     -   Auction Listing Fee.   Currently there are no listing fees for
auction items.
     -   Barter Transaction Fees.   A sliding scale transaction fee on
the dollar amount of the value specified for a successfully
completed barter of an item that ranges from a low of 1%
for items over $1,000 to 4% for items less than $10 in
value.
     -   Barter Listing Fee.   Currently there are no listing fees for
barter items.
     - Bold Listings - An added feature that makes the vendors listing more attractive to the eye, in turn more consumers
will visit the listing(s).   We will charge $.50 per
auction item or $.50 per month per listed store item.
     -   Highlight Option - An item is shown with a special background
color of consumer's choice on the listing pages.   We will
charge $1.00 per auction item or $1.00 per month per listed
store item.
     -   Special Icon - A choice of icon will get listed alongside the
auction title.   We will charge $.50 per auction item.

     -   Featured Listing.   The listing is displayed above all other
listings at the top of their respective categories, and any
matching search results.   We will charge $1.00 per auction
item or $1.00 per month per listed store item.
     - Premiere Listing - When displayed in listings, a premiere item displays the associated premiere icon next to the item.
Most importantly, premiere listing will also be displayed
on the main auction entry page at some point, regardless of
            which category or subcategory.   We will charge $5.00 per
auction item or $5.00 per month per listed store item.
     -   Category Banners - These banners can be purchased for each
category item.   We will initially charge $50.00 per month
per category.   We will charge more per month per category
and receive additional revenue from a banner rotation service.
     - Specialty Stores - We will also introduce specialty stores which will be catered to industries, allowing certain built in features to be included with the website.
     - Pricester Complete - Pricester Nevada will design and install fully functional e-commerce enabled websites for $199.00.

The amount of revenue from the products and services cannot be quantified any further than the % since each transaction fee will related directly to the cost of the item sold, bartered, etc.

Pricester Website: A content driven web site with a built in shopping cart (e-commerce) that eliminates the need for:
     -   A web-designer and the associated costs
     - Paying hosting charges (fees paid to online companies which enable your web page to be available to the Internet)
     -   Businesses to manage their e-commerce site.

The Pricester Store enables the vendor to manage:
     -   the progress of sales,
     -   payment status,
     -   shipping status,
     -   confirmations and cancellations and
     -   includes email notification to their customers.

     Store:   Store items are listed in the Pricester.com network as
new or used with a fixed price attached.

     Barter:    Single or multiple items, products or services are
traded or bartered for products or services.   When a member lists a
barter transaction they are asked to list an approximate value for the listed item. It is this value we use to charge the 1-4% transaction fee when a trader has been located.

     Auction:    We conduct real-time online auctions where sellers
list their products or services. Consumers then bid competitively on the item of interest. The highest bidder at the close of the auction is determined the winner and must pay the seller the price as indicated in the winning bid.

We utilize technology that enables both seller and bidder to actively view the auction in progress seeing the bid time remaining as it changes without refreshing your screen.

     Reverse Auction:    A consumer list a request for an item, product
and service and sellers competitively bid on the auction item. The auction is conducted in the same format as the regular auction except the lowest bidder is determined the winner and receives payment of the price as indicated in the winning bid.

Management is of the opinion that the reverse auction service does not
infringe on the business method patent used by others.    We are
unaware of any allegations of infringement concerning the reverse auction service.

     Wanted:   Item Watch is a feature that allows consumers to inquire
about a specific item, product or service without making a purchase
commitment.    Pricester.com actively searches its databases
periodically to find new listed items. When a match is found an email alert is then sent to the consumer along with a link to the seller of the product.

     Request for Quote:   We recognize the need for requesting
estimates on products or services.   This tool allows both consumers
and businesses to request quotes without any commitment to the other party.

     Region or Zip Code Search:   A search is conducted to find local
vendors by region or zip code area who provide a specific item, product
or service.   The results will list the name and location(s) of
Pricester.com sellers who offer the item, product or service.

     Personal Website:   All members will receive a FREE website with
no hosting, listing or maintenance fees. This site can be personalized and utilized by the consumer for business or personal use.

     Pricester Chat:   A free downloadable software that provides
instant communication with family, friends, clients and suppliers.

Our Chat system or instant messaging system is a 2 way communication between vendor and consumer or member or member. Each party can type
messages to each other and communicate instantly.   This service
provides a good communication tool to allow communication reference to websites or items listed on the our network.

     Pricester Complete: Pricester Complete is an e-commerce enabled website or personal web store that is designed and installed for a one-
time fee of $199.00.    The retail site will be posted on the Internet
indefinitely and no other fees related to the maintenance or hosting of the website will need to be paid.

Pricester Complete consists of:
     - Formatting the text for all pages: Home Page, About Us Page, Contact Page and a Privacy Statement
     - Setup of your payment and shipping details page

     - Conversion of your company logo and slogan/banner into a digital image format
     - Integration of pictures and details of your first ten products and services.
     - Integration of a website payment system (Pay Pal) enabling you to accept all major credit cards.
     - Configuration of your website manager, which manages your orders and items.
     - Registration of a personalized domain name that will allow for promotion of personalized domain name easily to friends, relatives and
customers.   Example: www.yourname.com

     - Pricester Compete provides 4 free e-books as an added bonus. The e-books include:

Wholesale Sources:   This e-book is a guide to over one million
top quality brand-name products at up to 90% off retail. Get low wholesale prices directly from wholesalers, distributors,
vendors, and liquidators.   This guide is perfect for
entrepreneurs that do business on the Internet, mail order, flea markets, or simply want to buy products for themselves at wholesale prices.

Auto Responder Magic:   This e-book is a guide that shows
entrepreneurs how to put their online business on autopilot by teaching them how to use auto responder email system to
communicate with their customers.   There are samples of how you
can use multiple levels of responses allowing effective marketing strategies to be in place for an online business.

Million Dollar emails: This e-book is a collection of effective money making emails and a guide which shows entrepreneurs how to write effective email messages and launch successful email marketing campaigns.

Classified Ad Secrets: This e-book provides a listing collection of several reports that will show you the secrets to writing and making money with "order-pulling" classified ads including: The Art of Writing Classified Ads, 100 words that have sales appeal and 1,000 order-pulling words and phrases.

The website will have the ability to:
     -   auction,
     -   reverse auction,
     -   buy,
     -   sell,
     -   post items,
     -   barter and trade with no listing, hosting or programming fees.

We developed this program to respond to the needs of people who lack experience in developing websites, computer use or time.

Our technical staffers design and install Pricester Complete that includes formatting the text for all pages:
     -   Home Page,
     -   About Page,
     -   Contact Page,
     -   Privacy Statement,
     -   Payment and Shipping Details Page,
     -   company logo, slogan and banner in an image or text format.

They also integrate pictures and details for products and services (up
to 10 items) and install a payment system.    The technical staff also
configures the website management tool so the user can begin managing their website, products and sales.

     Pricester Travel:   A complete online travel reservation service.
Consumers can make reservations at:
     -   more than 57,000 hotels and resorts worldwide,
     -   28 car rental companies,
     -   all major cruise lines and
     -   hundreds of airlines.

The site also offers 500 golf vacations and insurance from the leading
travel insurance companies.    Added features include the Family
Friendly Travel Guide that caters to families with young children or pets and the 360 degree Virtual Tour that allows travelers to plan their entire cruise vacation.

     Affiliates Program:    Our Affiliates Program pays 10% to the
vendor on all the fees we collect when they recommend another store,
stores or variety of stores anywhere in the world.    When a member
refers another member to Pricester.com, they become the affiliate of
the new member.   If the new member incurs charges on Pricester.com and
completes a payment, 10% of the collected payment will be credited to the affiliates account.

This transaction takes place as follows:

     Member A refers member B using in house affiliate program
     Member B incurs fess for Pricester.com services
     Member B makes payment to their account and at that moment 10% of the fee collected by Pricester Nevada is credited to Member A's account
on Pricester.com.   Once the member has $25 or more credit in their
account, they can request a payment from Pricester Nevada via check by mail.

     Pricester Tools Payment System:   Pricester Stores are capable of
accepting credit cards and checks immediately after setting up their
Pricester Store.   All Stores have the option of using PayPal for their
e-commerce transactions.    Pricester Nevada has an oral agreement with
PayPal to provide these services to Pricester Stores, if desired. PayPal takes only minutes to setup with a bank account to receive
payments.   PayPal is a registered payment company.   PayPal fees are
billed separately.   Their fees as of June 30, 2005 are as follows:

                       Personal Account  Premier/Business Account
Open an Account              Free                 Free
Send Money                   Free                 Free
Withdraw Funds            Free for US         Free for U.S.
                         bank accounts        bank accounts
                     Fees for other banks  Fees for other banks
Add Funds                    Free                 Free
Receive Funds                Free          1.9% + $0.30 USD to
                                           2.9% + $0.30 USD
Multiple Currency
   Transactions    Exchange rate includes   Exchange rate includes
                      a 2.5% fee*                a 2.5% fee*

*These fees apply to U.S. users only.

Pay Pal collects the payments from the consumers and deposits them into the vendor's bank account. Members are required to have a Pay Pal account to utilize the Pricester Nevada website e-commerce feature. When a customer exits the Pricester.com shopping cart, the total value
and vendor Pay Pal ID is passed to PayPal for payment processing.   Pay
Pal charges the vendor payment transaction fees that are automatically
deducted from the amount collect by PayPal.   Once the transaction is
confirmed by the vendor, a transaction fee is charged to the members
account.   Routine billing processes are performed on the Pricester.com site and the members are billed for the transaction and optional listing fees they have incurred.

     Pricester.com Search Engine:   An e-commerce web portal connecting
consumers, retailers and wholesalers to a proprietary distributed
global network.    Pricester.com provides complete integration of buyer
and seller, bringing the consumer/business directly to the seller's site.

     Wizard:   Pricester Wizard is a guided tour that walks members
through the process of:
     -   creating websites,
     -   listing items, and
     -   managing their Pricester Nevada website

     Pricester Community:   An online forum dedicated to providing
answers to questions about:
     -   sales,
     -   purchases,
     -   shipping tips and
     -   experiences between current members.

     Lead Generation Program. Currently in development, the lead generation feature or program is based on leads provided through the Pricester Nevada network. These leads are defined by the category they
are listed under.   The member is prompted with an option to agree on a
predetermined price per lead that they will be charged when a referral
has been collected and delivered to their e-mail address.   The
referral is considered to be lead based when a member receives an authorized discount or bonus by e-mail that was provided by the host
service provider.   To indicate the presence of the lead generation
feature, the template will include a button, banner or other activation image on the homepage of the vendors site or through a search query or directory browse, which identifies the presence of a discount upon activation of the image, for example, the words "Click here to receive
bonus/discount".   When a customer clicks on this image they are given
the details of the bonus/discount and an online form to fill out.
They can then sign up as a member of the system to receive benefit.
The customer enters their contract information such as their address,
phone and e-mail on the form.   Once the member confirms the
authenticity of this information, an email is sent to the customer with
the bonus/discount details attached.   An email is also sent to the
vendor/member with the information about the lead and the fee charged
to their account.   Subsequently, the host network applies a charge to
the vendor/member account equal to the amount of referral fee for the
lead.   While this feature was created to satisfy a need in the online service industry, it is not limited to service providers and can used for offering discounts and promotions for product related items.

Service interruptions and delays.   Our service interruptions and
delays have been due to limited hardware and software resources. These equipment failures that resulted in delays for approximately 30
minutes each time.   These delays have occurred on two separate
occasions.    We have added additional developmental servers for
testing beta version enhancements.   We have also added a database
server with more capacity to handle the growing number of search queries on the site.

In order to decrease the down time, we have added redundancy equipment to our network that provides alternative equipment to used in the event
of hardware failure.   This equipment includes multiple server, raid
drives (multiple hard drives) and rotational backups of our system and services.

Costs of Operation.   In order to provide the above services, we
currently employ personnel for management, customer support, technical support, Internet marketing and web design and contract for sales
personnel.   We also lease the appropriate hardware and support the
continued development of our software that runs our web based services. To provide all of the services listed above, our monthly expenses are
approximately $34,752.   The breakdown of the $34,742 is as follows:

Payroll & Taxes         $21,676
Rent                      2,826
Electric                    300
Telecommunications          600
Ongoing development
   With Xcent             4,000
Network maintenance       1,000
Internet marketing        2,000
Travel & Entertainment      500
Accounting services       1,000

Advertising                 500
Office supplies             250
Postage                     100
                         ------
                        $34,742

We intend to give 10% of any net profit to charity.  A list of
charities has not yet been compiled.   This donation program will
commence in the first half of 2006.

Pricester Programs

National School Program:   A four hour course that educates and
demonstrates the power of e-commerce.  The students will learn how to
conduct business using the Internet.   It teaches how to convert a
hobby into a business and sell unwanted items. At the end of the course each student will have constructed a fully functional website that is e-commerce enabled, operational and ready to do business.

     Non-Profit/Charitable:   Gives churches, synagogues and
fundraisers an opportunity to generate income for their organization by selling and auctioning donated items from their members and communities online.

Revenue Streams

Although most of our products and services have been active since
January 2004, we have not generated significant revenues.   This is
directly related to the number of vendors (currently 9,049) listing
over 47,000 items.   We have not yet commenced marketing our website
and services.   As the number of vendors increases and marketing
commences, the number of visitors to our website should increase and our revenue stream should increase significantly with collected fees.

To date, Pricester Nevada has focused on bringing vendors (members) to populate the site in order that consumers can visit a populated
community.   Once the site has been populated to sufficient degree,
Pricester Nevada intends to promote the site to the consumers.    We
intend to track revenues by category if our revenues increase.   Our
revenues have been generated by approximately 45 Pricester Complete sales for the year ended December 31, 2004 and by 22 Pricester Complete sales and miscellaneous service and transaction fees of $813 for the
three months ended March 31, 2005.   To date, no marketing funds have
been expensed to bring consumers to the site.   We estimate this will
start in the first half of the 2006.

In order to successfully expand our number of users of our electronic commerce services, we must employ significant monetary resources to the consistent development of applications and innovative tools to assist the buyers and sellers experience. We estimate we will spend approximately $50,000 for the first year with yet to be determined increases for subsequent years.

Pricester Products & Services.

Trademarks, Patents & Domains.   We view the computer software
technology that we have developed as proprietary.   The automated
system assists the member in creating on-the-fly fully functional websites that include a shopping cart and integration to Pay Pal, an international payment system. All fixed price (store item) listed in the Pricester Nevada network are available to be purchased through
these websites.   Another added benefit is that consumers can search
through our main portal and be directed to the member's listings and/or
website without having to browse individual websites.   We also provide
members with built in tools which allows them to manage their website
content, item listings and transactions.   We spent $20,000 in 2003 on
research and development activities and approximately $60,000 in 2004. For the three months ended March 31, 2005, no amounts were spent on research and development activities.

We attempt to protect our technology and trade secrets through the use of:
     -   confidentiality and non-disclosure agreements,
     -   trademarks,
     -   patents, and
     -   by other security measures.

Trademarks have been filed under Pricester.com and Pricester Store "e-
commerce for all.," garagesalesanywhere.com.   We are preparing several
other variations to be trademarked.

On December 8, 2003, a provisional patent Application No: 60/527/873 under the names of Bernard Gutman and Joe Puentes, officers and directors of Pricester Nevada was filed with the United States Patent Office covering our Automated Templated Based e-commerce system
including the Lead Generation Program which is in development.   A
provisional patent allows filing without a formal patent claim, oath or declaration or any information disclosure statement, provides the means to establish an early effective filing date and allows the term "Patent Pending" to be applied. A provisional patent allows an applicant up to
a year in which to file the actual patent.   We filed a US Patent
Application - Serial No: 10/988,747 on November 15, 2004.   No update
on the status of the patent application has been made available by the US patent office as of the date of this registration statement.
Messrs. Gutman and Puentes have entered into a written agreement assigning us any and all rights of the provisional patent for no consideration.

Pricester domain names have been secured under the variations:
     -   pricester.com, .net, .us,
     -   pricester.com, .net, .us, .ca (Canada).

Also secured:
     -   your free webstore.com,
     -   pricebarter.com and
     -   pristore.com.

Marketing Strategies.   We intend to establish a national market
presence using the following approaches in order to gain brand awareness:
     -   conducting a public relations campaign using
            - television,
            - radio
            - press releases and
            - Internet marketing
     -   newspaper and magazines

On March 15, 2004, we entered into a public relations agreement with Proby Associates, Inc. to provide public relations services. The term of the agreement was six months with an additional six months on mutual
agreement of the parties.   We paid Proby Associates, Inc. an aggregate
of $35,000 in cash ($17,500) and stock ($17,500) for their services through September 15, 2004. We owe Proby Associates, Inc. $5,000 per month for the second six months of services in cash or in stock. No additional payments directly from Pricester Nevada have been made to date. In March 2005, Joe Puentes, an officer and director of Pricester Nevada transferred 32,000 common shares held by him to Proby for
services rendered from September 15, 2004 through March 15, 2005.   In
order not to increase the number of outstanding Pricester Nevada common shares, Mr. Puentes agreed to pay Proby with Pricester Nevada common
shares held by Mr. Puentes personally.   There are no amounts owed to
Mr. Puentes for his actions.   The Proby contract has not been extended
and no further payments are due and owing.

We intend to target college students and non-profit groups.

On March 10, 2005, we entered into an advertising agreement with MoreMedia Direct for the development of a per-inquiry advertising
campaign for our infomercial.   MoreMedia Direct will receive $79.98
net per sale generated by MoreMedia Direct's Per Inquiry network. In addition, MoreMedia Direct will receive one share of Pricester stock for every sale generated either by Live Ops or Distributors for the
life of the media relationship.   The agreement requires a deposit of
$3,999, which represents a pre-payment of 50 orders.   This payment is
to be made in 2 parts, $2,000 that was deposited immediately and the
$1,999 to be deposited once the first airing is in place.   MoreMedia
Direct has negotiated PI spots on various networks.   This program is
on hold until we successfully reach an agreement with a call center.
We also intend to secure PI (Per Inquiry) deals with television, radio,
newspapers and magazines on a commission only basis.   These deals will
not require commission payments unless they generate sales.

Competition.   We compete with many other providers of online web
hosting, Internet marketplace, travel service and electronic commerce services. As we expand the scope of our Internet offerings, we will compete directly with a greater number of Internet sites, media companies, and companies providing business services across a wide range of different online services, including:

- companies offering communications, Web search, commercial search, information, community and entertainment services and Internet access either on a stand alone basis or integrated into other products and media properties;

- vertical markets where competitors may have advantages in expertise, brand recognition, available financial and other resources, and other factors;

-  online employment recruiting companies; and

-  online merchant hosting services.

In order to compete effectively, we may need to expend significant internal engineering resources or acquire other technologies and companies to provide or enhance our capabilities.

Companies such as Yahoo, Amazon and Ebay may have a competitive advantage because they have greater access to content, maintain billing relationships with more customers and have access to established distribution networks.

There are various competitors who allow vendors to sell their items online including Yahoo, Amazon and Ebay. Although most charge ongoing fees including monthly fees and transaction fees, they have an
established customer base and instant market recognition.   These
competitors have greater access to content and maintain billing relationships with more customers and have access to established
distribution networks.   For the three months ended March 31, 2005,
Yahoo, Inc. had revenues of $1,173,742,000 Amazon.com, Inc. had net sales of $1,530,000,000 and eBay, Inc. had net revenue of
$1,031,724,000 compared to our minimal revenue of $5,191.   We have not
yet generated any material revenue from our business model compared to significant revenue generated by these competitors.

If new competitors seize our product ideas and e-commerce business model and produced competing web sites with similar product matrixes, our ability to generate revenue would be negatively affected.
Additionally, these new competitors could be better capitalized and capture a larger market share of our intended market.

We face competition from traditional retailers and wholesalers.   If
consumers choose not to purchase their products through the Internet, our ability to generate revenues will be negatively affected.

Government Regulation.   We are subject to general business regulations
and laws, as well as regulations and laws directly applicable to the Internet. As we continue to expand the scope of our properties and service offerings, the application of existing laws and regulations to Pricester Nevada relating to issues such as user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, financial market regulation, consumer protection, content regulation, quality of products and services, and intellectual property ownership
and infringement can be unclear.   In addition, we will also be subject
to new laws and regulations directly applicable to our activities.

Further, the application of existing laws to our operations regulating or requiring licenses for certain businesses of our vendors including, for example, distribution of pharmaceuticals, alcohol, tobacco or firearms, as well as insurance and securities brokerage and legal
services, can be unclear.   Any existing or new legislation applicable
to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the Web.

Several federal laws, including the following, could have an impact on
our business.   The Digital Millennium Copyright Act is intended, in
part, to limit the liability of eligible online service providers for listing or linking to third-party Websites that include materials that
infringe copyrights or other rights of others.   The Children's Online
Protection Act and the Children's Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability
of online services to collect user information from minors.   In
addition, the Protection of Children From Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. Such legislation may impose significant additional costs on our business or subject us to additional liabilities.

We post our privacy policies and practices concerning the use and
disclosure of user data.   Any failure by us to comply with our posted
privacy policies, the consent order, FTC requirements or other privacy-related laws and regulations could result in proceedings by the FTC or others which could potentially have an adverse effect on our business,
results of operations and financial condition.   In this regard, there
are a large number of legislative proposals before the United States Congress and various state legislative bodies regarding privacy issues
related to our business.   It is not possible to predict whether or
when such legislation may be adopted, and certain proposals, if adopted, could materially and adversely affect our business through a
decrease in user registrations and revenues.   This could be caused by,
among other possible provisions, the required use of disclaimers or other requirements before users can utilize our services.

Due to the nature of the Web, it is possible that the governments of other states and foreign countries might attempt to regulate Web
transmissions or prosecute us for violations of their laws.   We might
unintentionally violate such laws, such laws may be modified and new
laws may be enacted in the future.   Any such developments (or
developments stemming from enactment or modification of other laws) could increase the costs of regulatory compliance for us or force us to change our business practices.

Third Party Providers.   CI Host.com, a web hosting company provides us
the hardware and software to run the our portal.   They also provide
ongoing phone support and hardware maintenance and replacement in the event of failure. We have orally renewed a 12 month lease starting as
of April 8, 2005.   Our monthly lease is $509.00.   CI Host's Terms and

Conditions of Use provide for discontinuation of services or denial of use by CI Host at any time if we were to engage in unacceptable uses or cause harm to the server or a customer.

On July 12, 2004, we entered into a written agreement with Professional Microsystems Incorporated D/B/A as Xcent for the development of our web
based applications.   We orally agreed that any work order we submit,
based on our needs to develop and improve our current portal, is
provided at the rate of $90 per man hour.   Currently, we do not owe
any amounts to Xcent and will be placing a new work order in the near
future to address upcoming program developments.   Pricester Nevada may
terminate any open work order by written notice to Xcent.   Xcent will
be reimbursed for costs expended to date and other costs resulting from the termination. We may also terminate the agreement for default if Xcent becomes involved in bankruptcy or other legal proceedings that in our opinion interferes with the performance of services or if Xcent fails to perform under the agreement and does not cure within ten days after receipt of written notice from Pricester Nevada.

On June 11, 2004, we entered into a written agreement with World Choice Travel whereby World Choice granted Pricester Nevada a non-transferable, non-exclusive, limited, revocable right and license to publicly display the link for our members to a web site hosted by World Choice, access publicly display and use the retrieved data and, if applicable, use the Interface and related documentation.
   -  Exclusivity Marketing.   We agreed that the Reservation Services
shall be the exclusive on-line hotel, last minute or spontaneous deal, and packaging reservation service. We also further agreed to place the Link and/or the Retrieved Data in a prominent position on the Web Pages, and to use due diligence to promote the Web Site.
   -  Termination.   World Choice may terminate access to all or any
portion of the Reservation Services immediately and without prior notice upon termination of any agreement with World Choice's suppliers. Further World Choice may suspend or terminate the agreement, access to all or any portion of the Reservation Services and/or the licenses granted herein immediately and without prior notice in the event that
      a. we earn commissions totaling less than fifty dollars for six consecutive months at any time after an initial six months period or
      b.  World Choice determines, or a third party alleges that
             i. Pricester Nevada or any web site owned or controlled by Pricester Nevada infringes the intellectual property rights of any third party or violates any provision in the agreement
            ii. Pricester Nevada knowingly violates various provisions in the agreement or
           iii. Pricester Nevada uses or permits the use of the Interface, Retrieved Data, Databases or Reservation Services for any improper or illegal purpose or any purpose not authorized by the agreement.
           iv. either party has the right to terminate the agreement after a material breach of the agreement by the other party which breach has not been cured thirty days after the date that the breaching party received written notice from the other party of the breach.

Pricester Nevada shall earn commission for each sale of a product or service made by an end user through World Choice's Reservation Services via online and, if available, via the customer call center.

   Hotels: The commission level shall be determined based on the amount of Gross Hotel Sales generated by Pricester Nevada during the applicable commission period as set forth in the Hotel Commission Table below:

                         Hotel Commission Table
                         ----------------------

                                                                              Opti- Fee
                                                                               (Percent
                                                                               of Total
                                                                              Opt-Fees,
                                                      Hot Rate Bookings(1)     less 50
                          GDS Booking Commission           Commission         percent of
                             Percentage Payable         Percentage Payable   Credit Card
  Range of Gross Hotel           (Percent of              (Percent of          Merchant
Sales in the Applicable        Collected Fees)          Net Gross Sales)         Fee)
   Commission Period        Online       Offline      Online       Offline      Online
-----------------------   ----------   ----------   ----------   ----------   ----------
     Level One            50 percent   30 percent   10 percent   6 percent  50 percent(3)
  $1 to $500,000

     Level Two
 $500,000 to $750,000     55 percent   30 percent   10 percent   6 percent  50 percent(3)

    Level Three
   $750,001 plus          60 percent   30 percent   10 percent   8 percent  50 percent(3)

Opti Fees: If we charge service fee, an additional fee or the like, we agree, as a material inducement to World Choice to enter the agreement, to utilize World Choice's Opti Fee services as the sole and exclusive method of charging such Opti-Fees. For hotel bookings, we will earn a commission based on a percentage of the online Opti-Fees as set forth in the Hotel Commission Table above, minus fifty percent of the applicable credit card merchant fee charged by credit card companies. For car bookings, we will earn fifty percent of the online Opti-Fees, minus fifty percent of the applicable credit card merchant fee charged by credit card companies.

On-line Opti Fees that we may assess are calculated based on the standard Opti-Fee schedule posted in the Partner Back Office and may be subject to change from time to time by World Choice. We may elect to vary the standard online Opti-Fee schedule for online hotel qualifying sales by using World Choice's online Customer back office rates. In the event that we customize the online Opti-Fee schedule, the minimum online Opti-Fee that can be charges is $1.50 per night and the maximum allowable charge is $30.00 per booking.

Fees are charged to End Users at the time of booking.

For Last Minute Deals and Custom Trip Reservation Services, we shall earn the following commission:

                                                                          Commission
                                                       Commission         Percentage
                                                       Percentage           Payable
                                      Monthly            Payable          For Offline
 Commission       Qualifying        Qualifying         For Online      Qualifying Sales
    Level        Time Period       Sales Minimum    Qualifying Sales   (when available)
------------   ---------------   ----------------   ----------------   ----------------
Level 1            Through                            5 percent of       3 percent of
                Nov. 30, 2004          None          Net Gross Sales    Net Gross Sales

Level 2           Beginning                           4 percent of      2.5 percent of
                Dec. 1, 2004           None          Net Gross Sales    Net Gross Sales

Level 3           Beginning                           5 percent of       3 percent of
                Dec. 1, 2004     $100,001 plus(4)    Net Gross Sales    Net Gross Sales

For Car, Air, Golf, Cruise, Travel Insurance Reservation Services, we shall earn the following commission:

                              Commission               Commission
                           Percentage or Fee        Percentage or Fee
                          Payable for Online       Payable for Offline
Reservation Service        Qualifying Sales         Qualifying Sales
--------------------     --------------------     --------------------
Global Car Rental            50 percent            Non-commissionable
                           of Collected Fees         at this time

Global Airline           $5.00 per air ticket      Non-commissionable
                         booking for which the       at this time
                         airfare amount has
                         been collected by World Choice
                         from the respective
                         supplier(5)

Global Golf Vacation        5 percent of             5 percent of
                          Collected Fees(5)         Collected Fees

Cruise Booking              5 percent of             3 percent of
                         Collected Fees, less     Collected Fees, less
                            all Applicable       all Applicable Charges
                              Charges(5)

Travel Insurance           $7.50 for each           $7.50 for each
                         completed transaction    completed transaction
                          made by an End User      made by an End User
(1) The Hotel "Hot Deals" program features specially discounted rates, and hotels participating in this program provide what is known as "merchant inventory". The program will be featured or designated as "hot rate" or "hot deals". These merchant hotels often require consumers to pay in advance for booked room nights. Cancellation fees are also applicable. Cancellation fees and policies will vary.
(2) For example, if commission payment is due on the 15th business day of February, then the gross hotel sales used to determine the commission percentage payable to Pricester Nevada for such payment will be the gross hotel sales for the previous calendar month, which would be January.
(3) Less fifty percent of the applicable credit card merchant fee charged by credit card companies.
(4) In order to earn this commission level, we must separately generate monthly online or offline (as applicable and measured separately) qualifying sales valued in excess of $100,000 for any applicable commission month.
(5) The commission fee for these bookings is subject to changes at any time due to changes in suppliers.

Insurance.   We have not obtained any insurance to cover potential
risks and liabilities.

Employees.   We currently have nine full-time employees and three part-
time employees.   As operations increase and revenues allow, we will
have to employ an undetermined number of designers and programmers in addition to obtaining additional sales persons on an independent contractor, commission only basis.

Properties.   We lease an office facility from Boulder Management
Company pursuant to a lease that began July 1, 2004. The office facility is located at 3900 Hollywood Boulevard, Suite 203 Hollywood,
FL 33021.   The facility consists of 1,600 square feet for the minimum lease payments ranging from approximately $1,900 to $2,100 per month and terminates in June 2007.


                          Use of Proceeds

We will not receive any proceeds from the resale of securities by selling stockholders.


                          Dividend Policy

We have never declared or paid any dividends.   In addition, we
anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

              Management's Discussion and Analysis of
            Financial Condition and Results of Operations

Prior to the merger of Pricester Florida on February 9, 2005 into Pricester Nevada, Pricester Nevada, the surviving corporation, had no significant operations and had no control over the operations of Pricester Florida.

Trends and Uncertainties.   Demand for Pricester Nevada's future
products and services will be dependent on, among other things, market acceptance of Pricester Nevada's concept, our proposed operations and
general economic conditions that are cyclical in nature.   Inasmuch as
a major portion of our activities relate to e-commerce website and the generation of revenues from the sale of Pricester Complete and transactions fees, Pricester Nevada's business operations may be adversely affected by competitors and prolonged recessionary periods.

Capital and Source of Liquidity.

Pricester Nevada
------------------
Prior to the merger with Pricester Florida, Pricester Nevada was a blank check company and did not have any operations or receive any
revenues since inception.   Expenses were advanced by Dennis Jordan, a
former officer and director of Pricester Nevada.   These loans were
converted to additional paid in capital.

For the three months ended March 31, 2005, Pricester Nevada had no net cash provided by investing activities compared to $19,580 due to the purchase of fixed assets and computer software for the three months ended March 31, 2004.

For the three months ended March 31, 2005, Pricester Nevada financed a portion of its operations with the proceeds of note payables totaling
$125,000 from non-affiliates.   At March 31, 2005 short-term debt
consisted of the following: 5 percent notes payable to various individuals, unsecured, due the earlier of (i)August 31, 2005 or
(ii)the date Pricester Nevada receives $1 million of gross proceeds
from the sale of its common stock to any source.    We utilized $36,000
of the proceeds to create the commercial and infomercial and the remaining amounts were utilized for general operating expenses.

Comparatively, for the three months ended March 31, 2004, Pricester Nevada used the proceeds from the sale of common stock of $67,000 to finance some of its operations.

For the three months ended March 31, 2005, loan receivable regarding cash advanced to Joe Puentes and Ed Dillon, officers and directors, increased $4,500 due to repayments of $1,000 and additional advances of $5,500.

Pricester Florida
-------------------------------------------
Since inception (April 19, 2001) and through the date of the merger with Pricester Nevada, Pricester Florida had been developing its e-commerce business model.

Financing Activities
For the year ended December 31, 2004, Pricester Florida received proceeds from the issuance of common stock of $467,500. This was part of the offering that was conducted during the last quarter of 2003 and
the first and second quarters of 2004.   Pricester Florida issued a
total of 1,500,000 shares of common stock at $0.40 per share, or $600,000, pursuant to the terms of the Limited Offering Memorandum
dated September 3, 2003.    These 1,500,000 common shares were issued
pursuant to an exemption from registration under Rule 504 of Regulation
D.   The appropriate filings were made at the federal and state level.

In anticipation of the merger, during the year ended December 31, 2004, Pricester Florida received a loan from Pricester Nevada in the amount
of $111,550.   The loan was not interest bearing and had no specific
payback terms due to the then pending merger.   The business purpose of
this transaction and other arrangements related to this transaction was to assist Pricester Florida in becoming a public company as management of both entities were of the opinion that by doing so there would be additional avenues of investments open to raise funds for future financial needs.

Investing Activities
As basic operations began and expanded, Pricester Florida purchased
fixed assets and computer software.   Expenditures for these types of
items did not increase significantly for the year ended December 31, 2004 compared to the year ended December 31, 2003.

Results of Operations.

Pricester Nevada
-----------------------------------------

For the three months ended March 31, 2005, Pricester Nevada received
minimal revenues of $5,191.   Expenses for the three months ended March
31, 2005 decreased to $143,202 from $178,140 for the three months ended
March 31, 2004.   Expenses for the three months ended March 31, 2005
consisted of basis operating expenses spent to set up business
operations and to conduct this offering.   The main reason for the
decrease was due to the fact that no common shares were issued for services or compensation for the three months ended March 31, 2005 compared to the issuance of common stock of $117,900 for the three months ended March 31, 2004.

For the three months ended March 31, 2005, accounts payable and accrued expenses increased $13,290 due to amounts due for legal services, accounting fees and payment due to MoreMedia.

For the years ended December 31, 2004 and 2003, Pricester Nevada did
not receive any revenues.   Expenses for the year ended December 31,
2004 and 2003 consisted of the administrative, legal and accounting expenses necessary to proceed with this registration statement.

Pricester Florida
-------------------------------------------

For the year ended December 31, 2004, Pricester Florida began to receive minimal revenues compared to no revenues for the year ended December 31, 2003.

Expenses for the year ended December 31, 2004 increased substantially to $1,353,851 compared to $356,964 for the year ended December 31,
2003.     Expenses for the year ended December 31, 2003 consisted of basic operating expenses spent to set up business operations.
Expenses for the year ended December 31, 2004 consisted primarily of those necessary to launch the business such as advertising of $26,937, software maintenance of $24,324, hiring of staff of $59,298 and those necessary to conduct this offering such as legal and professional
expense of $15,469 and consulting fees of $30,400.    A majority of the
expenses were due to the payment of salaries and officers' and directors' compensation in common stock in an attempt to conserve the
limited capital of Pricester Florida.   Officers' and directors'
compensation of $706,000 was paid in stock.   Based on the sale of the
common stock for $.40 per common share in other transactions, these new issuances of common stock to officers and directors were valued at $.40
compared to $.10 for the common stock issued in the prior year.   These
increases in officers' and directors' compensation through the issuance
of stock are not expected to continue.   Future payments to officers'
and directors, if any, will be made in cash as much as possible. Additionally, consulting fees of $33,250 were paid in stock in 2003 for the development to products to ACK Business Tools (12,500 common shares and Diane Tremblay (1,500 common shares).

The commissions and fees consisted of sales commissions paid to non-affiliates for products sales and fees due to maintain the server.

Plan of Operations

We have only received minimal revenues. Our revenues of $9,078 and $5,191 have been generated by the sale of approximately 45 Pricester Completes for the year ended December 31, 2004 and by the sale of 22 Pricester Complete and miscellaneous service and transaction fees of
$813 for the three months ended March 31, 2005, respectively.   We only
have sufficient cash on hand to meet funding requirements for the next
60-90 days.   We do not have sufficient cash on hand to meet funding
requirements for the next twelve months.   Although we eventually
intend to primarily fund general operations and our marketing program with revenues received from the sale of the Pricester Complete package and transaction fees, our revenues are not increasing at a rate
sufficient to cover our monthly expenses in the near future.   We will
have to seek alternative funding through debt or equity financing in the next twelve months that could result in increased dilution to the
shareholders.   No specific terms of possible equity or debt financing
have been determined or pursued.

As operations increase and revenues allow, we will have to employ an undetermined number of designers and programmers in addition to obtaining additional sales persons on an independent contractor, commission only basis as described in Milestone 2 below.

Management is of the opinion that the following milestones will need to be met in order to successfully complete our business plan.

Milestone       Action                       Steps                         Timeline
 1        Sign on additional           Develop relationships                6 months
             members                   with retailers to attract
                                    more small businesses to the site
 2       Create national distribution     Put sales team in place          6-9 months
           channel for
            products
3        Bring consumer and          Initiate marketing campaign          9-12 months
           vendor together

No one milestone needs to be complete to pursue any other milestone although we do not intend to pursue milestone 3 until a sufficient sales team is in place under milestone 2.

     Milestone 1.   Of our current 19,067 user members, 9,049 have
developed websites with over 47,000 item listings.   We are preparing
to list upwards of 250,000 products in the next 60 days.   As we
develop relationships with the retailers of these products, we hope to attract more small businesses to the site, sign on additional members and list more products and services as well as vendor websites on our site.

Milestone 2.   We currently have fourteen salespersons and/or
national distributors working as independent contractors under our
existing salesperson program.   Within the next 6-9 months, we will
contract with additional salespersons throughout the United States who
will sell the Pricester Complete package at $199 per package.   These
sales people will be paid on a commission basis only.

Milestone 3.   Once a sufficient sales team is in place,
Pricester Nevada will pursue marketing strategies that include national television, radio and Internet marketing designed to bring the buyers and the sellers together.

To date, we have completed a minute commercial and a 30 minute infomercial and we are presently screening call centers to receive and
process telephone orders.   The commercial and infomercial were
previewed in April 2005.   On March 10, 2005, we entered into an
advertising agreement with MoreMedia Direct for the development of a
per-inquiry advertising campaign for our infomercial.   MoreMedia
Direct has negotiated PI spots on various networks.   This program is
on hold until we successfully reach an agreement with a call center.

We also intend to secure PI (Per Inquiry) deals with television, radio,
newspapers and magazines on a commission only basis.   These deals will
not require commission payments unless they generate sales.

Going Concern.   The accompanying financial statements have been
prepared assuming that Pricester Nevada will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. Pricester Nevada is in the development stage and has incurred $1,854,537 losses since inception and has
negative cash flows from operations.   For the three months ended March
31, 2005, Pricester Nevada had incurred a net loss of $143,865.   The
future of Pricester Nevada is dependent upon our ability to reach our milestones, obtain additional equity financing and upon future successful development and marketing of Pricester Nevada's product.

Management is pursuing various sources of equity and debt financing. Although Pricester Nevada plans to pursue additional financing, there can be no assurance that Pricester Nevada will be able to secure such financing or obtain financing on terms beneficial to Pricester Nevada. Failure to reach the milestones discussed above or secure financing may result in Pricester Nevada's inability to continue as a going concern.

Critical Accounting Disclosures.   Given our limited operations,
significant management estimates relate to asset utilization (useful lives and related depreciation and amortization) for the computers and capitalized website development costs.

                          Management

Board of Directors.    On June 4, 2004, in anticipation of the merger
with Pricester Florida, the board of the directors of Pricester Nevada resigned. The then officers and directors of Pricester Florida were
appointed as follows.    All holders of common stock will have the
right to vote for directors of Pricester Nevada. The board of directors has primary responsibility for adopting and reviewing implementation of the business plan of Pricester Nevada, supervising the development business plan, and review of the officers' performance of specific business functions. The board is responsible for monitoring management, and from time to time, to revise the strategic
and operational plans of Pricester Nevada.    Directors receive no cash
compensation or fees for their services rendered in such capacity. The directors will serve until the next annual meeting scheduled for the fourth quarter of 2005.

The Executive Officers and Directors are:

Name                     Position                 Term(s) of Office
Joe Puentes, age 34       President/CEO               June 4, 2004
                          Director                     To present
Bernard Gutman, age 77    Chairman of Board           June 4, 2004
                          COO                          To present
Edward C. Dillon, age 68  Chief Financial Officer     June 4, 2004
                          Executive Vice President     To present
                          Director
Edward J. Dillon, age 36  Director                    June 4, 2004
                                                       To present
Nelson Stark, age 50      Vice President of Marketing June 4, 2004
                          Director                      To present
Robert Petroceli, age 54  Director                    June 4, 2004
                                                       To present
Howard M. Neu, age 53     Director                    June 4, 2004
                                                       To present

Edward C. Dillon is the father of Edward J. Dillon.

Resumes

JOE PUENTES    Mr. Puentes has been president and chief executive
officer of Pricester Nevada since June 4, 2004.   Mr. Puentes was the
president and chief executive officer of Pricester Florida from April
19, 2003 to the date of the merger with Pricester Nevada.   From
October 1999 until November 2003, Mr. Puentes served as President of Compu Medic Intl Corp., an information technology consulting firm that provided network development, maintenance and custom programming to local and national companies. From June 2001 until May 2003, Mr. Puentes served as President of Dynamic Billboards, Corp. a company
engaged in the development of digital signage software.   During April
1995 through August 2003, he also served as the chief technology officer for Automotive Computer Technology, a company that develops custom software and wireless solutions for the auto industry.

BERNARD GUTMAN    Mr. Gutman has been chairman of the board of
directors of Pricester Nevada since June 4, 2004.   Mr. Gutman was
chairman of the board of directors of Pricester Florida from August
2001 to the merger with Pricester Nevada.    Mr. Gutman was retired
from 1997 to 2001.   Prior to that Mr. Gutman was chairman of the board
of Phase Out of America, a publicly-held company, from its inception in
1987 until March 10, 1997.   He has also been chairman, an officer and
principal shareholder of Products and Patents, a publicly-held company
since its inception on December 11, 1981.   From 1978 to February 1982,
Mr. Gutman served as President and Chairman of the Board of Directors of National Vitamin Corporation, a publicly-held corporation involved in the marketing and distribution of vitamins. From 1981 to 1983, Mr. Gutman was President of the Gutman Consulting Company, which was wholly owned by Mr. Gutman and which provided financial and marketing consulting services to various companies. From 1955 to 1978, Mr. Gutman was Chairman of Delco Corporation, a publicly-held corporation engaged in the home improvement business.

EDWARD C. DILLON.   Mr. Dillon has been chief financial officer,
executive vice president and a director of Pricester Nevada since June 4, 2004. He is also responsible for shareholder relations and
investments.   From January 2004 to the merger with Pricester Nevada,
Mr. Dillon served as executive vice president for Pricester Florida and he was also responsible for shareholder relations and investments.
From September 2004 to present, Mr. Dillon also serves as a director. In April 2003, Mr. Dillon accepted a position as Contract Manager Consultant to the Florida Turnpike for Jacobs Engineering a Fortune 500 Company. April 1996 to April 2002, Mr. Dillon retired to Florida for golf and relaxation. In May 1968, Edward Dillon opened Bayshore Steel Construction in New Jersey where he served as President and CEO until 1996. Bayshore Steel contracted to erect office buildings, shopping centers and 20,000,000 sq. ft of warehouse space in central New Jersey. From 1957 to 1968 he was employed as a Construction Supervisor for a family owned steel business.

EDWARD J. DILLON.   Mr. Dillon has been a director of Pricester Nevada
since June 4, 2004.   Mr. Dillon served as a director of Pricester
Florida from April 2004 until the merger with Pricester Nevada. He currently serves as global controller for the General Electric Company's Consumer & Industrial segment. GEC&I represent the combination of GE's Consumer Products business with certain parts of
its Industrial Products and Systems business.   Mr. Dillon joined GE in
1998 and has served in a variety of senior finance management positions including Finance Manager for NBC's Broadcast and Network Operations Group (February 1998 - May 1999), Assistant Controller for the Appliance segment (May 1999 - February 2000), Global Controller for the Appliance segment (February 2000 - September 2002) and Global Controller for the Consumer Products segment (September 2002 - February
2004). He was named to his present position in February 2004. From July 1990 through February 1998, Mr. Dillon served in various roles within Arthur Andersen's Business Advisory Practice. Mr. Dillon is a Certified Public Accountant and has a B.A. degree in Accounting from Boston College 1990.

NELSON STARK.   Mr. Stark has been vice president of marketing and
operations of Pricester Nevada since June 4, 2004.   Mr. Stark served
as vice president of marketing and operations of Pricester Florida from
September 2003 until the merger with Pricester Nevada.   He has a
Doctorate in International Business from Nova Southeastern University in Ft. Lauderdale, Florida. He received his Degree in May 1997. His areas of specialization are strategic and international marketing. He started his career with the Australian Trade Commission in Miami as their Marketing Manager in September of 1987 until November 1988. He then became the Marketing Manager for M. & J. Import-Export International in New York from January 1989 until October 1997. He was appointed Center Director for Embry-Riddle Aeronautical University's

Ft. Lauderdale Campus from November 1997 to October 1999. He was then appointed Vice President of Marketing for Softrain U.S.A. from January 2000 until June of 2003.

ROBERT PETROCELLI.   Mr. Petrocelli has been a director of Pricester
Nevada since June 4, 2004.   Mr. Petrocelli served as a director of
Pricester Florida from January 2004 until the merger with Pricester
Nevada.    Mr. Petrocelli has been a self employed Certified Public
Accountant in Hallandale Beach, Florida since July 15, 1993. His firms' scope of activities range from individual and corporate tax preparation to working as a liaison between the Securities Exchange Commission and public companies during their yearly audits. From September 1, 1998 until he opened his firm, Mr. Petrocelli was the controller of Cohen Tile Company located in Miami, FL. Prior to his move to Florida, Mr. Petrocelli served as Chairman of the Board for Gramercy Park Private School, located in NY, New York and the Baldwin School of Puerto Rico. He held the position as principal of both schools during that time. He also owned two restaurants located in New York City, Mr. Petrocelli has B.A. and M.A. degrees from New York University. He served his country in Vietnam during 1968 and 1969 as a Marine Corps Corporal.

HOWARD M. NEU, ESQ.   Mr. Neu has been a director of Pricester Nevada
since June 4, 2004.   Mr. Neu served as a director of Pricester Florida
since December 2003 to the date of the merger.   Mr. Neu has been a
practicing attorney in solo practice since 1968, specializing in Domain
Defense Litigation, commercial litigation, and appeals.   He is also a
Certified Public Accountant, has taught Taxation of Deferred Compensation at the University of Miami School of Law as well as courses in accounting and business law for the Miami Education
Consortium.   He has also lectured for the Florida Bar Continuing Legal
Education program.   He received his B.B.A. degree from the University
of Miami after attending the University of Florida for three years, and
his Juris Doctor degree from the University of Miami Law School.   He
was elected to three terms as Mayor of the City of North Miami, Florida, 1979-1983, 1987-89, has served as Municipal Judge 1971-75, Councilman 1975-79, and has been elected President of the North Dade Bar Association 1980, The Greater North Miami Chamber of Commerce 1981, the Dade County League of Cities 1982 and various other State and
National organizations.   In his career, he has done considerable SEC
work, successful business plans and private placement memoranda. He presently represents Pricester Nevada and a number of domain developers.

Executive Compensation.

The following table sets forth the aggregate compensation paid by Pricester Nevada to the chief executive officer and any other officers whose salaries and bonuses exceeded $40,000 or more per year for services rendered during the periods indicated:

                                             Long Term Compensation
                    Annual Compensation         Awards  Payouts
(a)             (b)      (c)   (d)   (e)   (f)     (g)    (h)    (i)
                                                   Secur-
                                                   ities         All
Name and       Year or               Other  Rest-  Under-  LTIP  Other
Principal      Period   Salary Bonus Annual ricted lying   Pay-  Comp-
Position       Ended      ($)   ($)  Compen-Stock Options  outs ensat'n
-----------------------------------------------------------------------
Dennis Jordan   2004       -     -     -       -     -       -    -
                2003       -     -     -       -     -       -    -
                2002       -     -     -       -     -       -    -

Joe Puentes     2004 $53,258(1)  -     -       -     -       -    -
  CEO           2003       -     -     -       -     -       -    -
                2002       -     -     -       -     -       -    -

Edward C.
   Dillon       2004 $17,224(1)  -     -      (2)     -      -    -
   Exec. VP     2003       -     -     -       -      -      -    -
                2002       -     -     -       -      -      -    -

Bernard Gutman
   COO          2004 $44,374(1)  -     -      (3)    -       -    -
                2003       -     -     -       -     -       -    -
                2002       -     -     -       -     -       -    -
(1)These salary amounts were paid to the above officers by Pricester Florida prior to the merger.

(2)On September 24, 2003, Pricester Florida issued 150,000 shares of its common stock for $15,000 for services provided by Edward C. Dillon, an officer of Pricester Florida.

On April 29, 2004, Pricester Florida issued 500,000 shares of common stock to Edward C. Dillon for officer's compensation at $0.40 per share, or $200,000.

On May 6, 2004, Pricester Florida issued Edward C. Dillon 1,000,000 shares of common stock for officer's compensation at $0.40 per share, or $400,000.

(3)On August 12, 2003, Pricester Florida issued 2,500,000 shares of its common stock for cash of $25 to Bernie Gutman, an officer and director with the balance of $249,975 being expensed to officers' compensation.

                    Option/SAR Grants in Last Fiscal Year

                            Individual Grants
---------------------------------------------------------------------------------
(a)                (b)                (c)                 (d)                (e)
                Number of
                Securities         % of Total
                Underlying         Options/SARs
                Options/           Granted to
                SARs               Employees in      Exercise or Base     Expiration
Name            Granted(#)         Fiscal Year       Price ($/Sh)            Date

Edward C. Dillon 1,000,000           97.56%             $.40            One year after
 Exec. Vice Pres.                                                     the effective date
                                                                      of the registration

Option/SAR Grants in Last Fiscal Year

 (a)               (b)                (c)                 (d)                (e)
                                                      Number of
                                                      Securities         Value of
                                                      Underlying         Unexercised
                                                      Unexercised        In-the-Money
                                                      Options/SARs       Options/SARs
                                                      FY-End(#)          FY-End($)
                Shares Acquired                       Exercisable/       Exercisable/
Name            on Exercised(#)   Value Realized($)   Unexercisable      Unexercisable
---------------------------------------------------------------------------------------
Edward C. Dillon       -                  -           1,000,000/0        $4,600,000/0
 Exec. Vice Pres.

Employment Contracts and Termination of Employment and Change-in
Control Arrangements.   There are no employment contracts, compensatory
plans or arrangements, including payments to be received from Pricester Nevada, with respect to any director or executive officer of Pricester Nevada which would in any way result in payments to any such person because of his resignation, retirement or other termination of employment with us or any subsidiary, any change in control of Pricester Nevada, or a change in the person's responsibilities
following a change in control of Pricester Nevada.   In the future, we
intend to enter into employment agreements with our officers, however, no terms have been determined.

Directors' compensation.   We do not have any standard arrangements by
which directors are compensated for any services provided as a
director.    No cash has been paid to the directors in their capacity
as such. On April 30, 2004, Pricester Florida issued 5,000 shares of common stock to Edward J. Dillon for director's compensation at $0.40 per share, or $2,000.

        Security Ownership of Certain
       Beneficial Owners and Management

There are currently 22,306,870 common shares outstanding.   The
following tabulates holdings of common shares and other securities of Pricester Nevada by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Pricester Nevada individually and as a group.

Shareholdings of beneficial owners at June 30, 2005:

Directors and Officers
                                                 Percentage of
                              Number & Class       Outstanding
       Name and Address       of Shares          Common Shares
Joe Puentes(1)              10,858,000               48.68%
3034 Garfield Street
Hollywood, FL 33021

Bernard Gutman(2)            1,675,000                7.51%
1950 S. Ocean Drive
Apt 21G
Hallandale Beach, FL 33009

Edward C. Dillon             3,510,000               15.74%
3850 Washington St.
Apt. 910
Hollywood, FL 33021

Edward J. Dillon                30,000                0.13%
14204 Woodland Ridge Drive
Louisville, KY 40245

Nelson Stark                    25,000                0.11%
5130 SW 40th Avenue, Apt. 3B
Fort Lauderdale, FL 33314

Robert Petroceli                10,000                0.04%
1920 E. Hallandale Beach Blvd.
#100
Hallandale Beach, FL 33009

Howard M. Neu                  110,000                0.49%
1152 N. University Drive
Suite #201
Pembroke Pines, FL 33024

Officers and Directors
  as a Group (7 persons)    17,218,000               72.70%

 (1) While Joe Puentes disclaims beneficial ownership of the 1,395,000 shares of common stock owned by Maria and Jose Puentes, his wife and son, they may be deemed controlled by him. When aggregated, Mr.
Puentes may be deemed to be in control of 12,253,000 shares of Pricester Nevada's common stock, or approximately 54.93% of its ownership interest.

 (2) While Bernard Gutman disclaims beneficial ownership of the 1,000,000 shares of common stock owned by Barbara Gutman, his wife, they may be deemed controlled by him. When aggregated, Mr. Gutman may be deemed to be in control of 2,675,000 shares of Pricester Nevada's common stock, or approximately 11.99% of its ownership interest.

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property laws.

Dennis Jordan, Joe Puentes, Bernie Gutman, Edward C. Dillon, Edward J. Dillon, Robert Petroceli, Nelson Stark and Howard Neu would be deemed to be promoters of Pricester Nevada.


         Certain Relationships and Related Transactions.

Since inception, Dennis Jordan, a majority shareholder, has advanced
funds to Pricester Nevada to pay for certain filing fees.   The
stockholder has authorized the board of directors to treat these
advances as additional paid-in capital rather than as loans.   For the
years ended December 31, 2003 and 2002, and for the period from March 19, 1998 (inception) to December 31, 2003, these advances totaled $500, $500, and $2,500, respectively.

On March 31, 2004, Pricester Florida entered into an agreement with Taking a Company Public, Inc. an entity controlled by Dennis Jordan, a
promoter of Pricester Nevada.   Pursuant to the agreement, Taking a
Company Public, Inc. will assist Pricester Florida through all steps necessary to become a publicly traded company including, but not limited to, assisting in completion of the acquisition of Pricester Nevada recommendation of potential legal and accounting professionals providing transfer agent with necessary documentation preparation of the registration statement preparation of the Form 15c2-11 locating a market maker to file a 15c2-11 statement responding to all SEC and NASD comments preparation of necessary information required by Moody's OTC
Industrial Manual.

Pursuant to the agreement, Taking a Company Public, Inc. was to receive an aggregate of $80,000,
   -$10,000 due on signing of the engagement letter
   -$20,000 due before submission of the registration statement
   -$50,000 due in payments on or before the SEC effective date

To date, $30,000 has been paid pursuant to the agreement.   This
agreement shall terminate when Pricester Nevada is fully trading on NASD Bulletin Board.

In June 2004, in conjunction with the acquisition of Pricester Florida by Pricester Nevada, Pricester Florida, or its designees, was given the option to acquire 750,000 common shares of Pricester Nevada from Dennis Jordan, the then majority stockholder of Pricester Nevada at the option exercise price of $2.50 for 44,620 common shares and $.0001 for
705,380.   Through June 30, 2004, Pricester Florida, through its
designees, exercised its option to acquire 10,200 common shares at
$2.50 per common share.   During July and August 2004, Pricester
Florida exercised its option to acquire an additional 34,420 common
shares at $2.50 per common share.     In conjunction with the exercise
of the option and the proposed merger, Mr. Jordan agreed to subscribe to 44,620 common shares at $2.50 per common share or an aggregate of $111,550.

In July 2004, Pricester Nevada advanced the $111,550 to Pricester
Florida in anticipation of the merger.

In July 2004, Pricester Nevada entered into an Agreement for Lock-Up and Issuance of Shares with Dennis Jordan, a former officer and director of Pricester Nevada and James DePelisi, a consultant to Pricester Florida, whereby Messrs. Jordan and DePelisi each agreed to a one year lockup of 95,000 common shares from the effective date of this registration statement and Pricester Nevada agreed to issue 250,000 common shares each to Messrs. Jordan and Depelisi individually for organizational and developmental services valued at $.0001 per common
share.   On April 1, 2005, Joe Puentes transferred a total of 500,000
Pricester Nevada common shares held by him on behalf of Pricester Nevada to Messrs. Jordan and Depelisi for no consideration.

On August 29, 2004, Dennis Jordan agreed to a one year lockup from the effective date of this registration statement of an additional 44,650 common shares.

In March 2004, Joe Puentes, an officer and director of Pricester Nevada, sold 3,500,000 Pricester Florida common shares to Bernard Gutman, an officer and director of Pricester Nevada for $.00001 per
common share.   On April 1, 2005, Bernard Gutman, chairman and director
of Pricester Nevada sold 3,000,000 of those 3,500,000 Pricester Nevada common shares back to Joe Puentes, an officer and director of Pricester Nevada for $.00001 per common share.

In March 2005, Mr. Puentes transferred 32,000 Pricester Nevada common shares held by him on behalf of Pricester Nevada to Bay Proby &
Associates for no consideration.

In addition to the 500,000 common shares transferred to Messrs. Jordan and Depelise, on April 1, 2005, Mr. Puentes transferred the following Pricester Nevada common shares held by him on behalf of Pricester
Nevada for no consideration to:

        Edward C. Dillon, an officer and director       1,510,000
        Howard Neu, a director                            100,000

In order not to increase the number of outstanding Pricester Nevada common shares prior to completion of this offering, Mr. Puentes agreed to compensate the above individuals and entities with common shares
held by Mr. Puentes personally on behalf of Pricester Nevada.   There
are no amounts owed to Mr. Puentes for his actions.

For the three months ended March 31, 2005, Pricester Nevada advanced cash to Joe Puentes and Ed Dillon, officers and directors of Pricester
Nevada.   Mr. Puentes was advanced a total of $3,000 of which he repaid
$1,000 for the three months ended March 31, 2005.   Mr. Dillon was
advanced a total of $2,500 for the three months ended March 31, 2005. These advances are short term in duration and non-interest bearing.

Management does not intend to advance any further funds to its officers and directors so it will be in compliance with section 402 of the Sarbanes-Oxley Act that prohibits such advances by public entities.

Management is of the opinion that all of the above transactions are on terms as fair to Pricester Nevada as could have been made with unrelated parties.


                  Determination of Offering Price

The offering price of the common shares were arbitrarily determined by Pricester Nevada without any consideration of the actual value of our company, recent issuances of shares, such as for cash and services, or what the market might pay for our stock.


                  Description of Capital Stock

The following statements constitute brief summaries of Pricester
Nevada's Certificate of Incorporation and Bylaws, as amended.

Common Shares. Pricester Nevada's articles of incorporation authorize it to issue up to 50,000,000 common shares, $.001 par value per common share.

Liquidation Rights.   Upon liquidation or dissolution, each outstanding
common share will be entitled to share equally in the assets of Pricester Nevada legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the board of directors to declare dividends out of any funds legally available therefore. Pricester Nevada has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Pricester Nevada. Accordingly, future dividends, if any, will depend upon, among other considerations, Pricester Nevada's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of Pricester Nevada are
entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable, have no conversion
rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent.  Florida Atlantic Stock Transfer, Inc. acts as
Pricester Nevada's transfer agent.


              Shares Eligible For Future Sale

There are currently 22,306,870 common shares outstanding.   Upon the
effectiveness of this registration statement, 3,214,620 shares of common stock to be resold pursuant to this prospectus will be eligible for immediate resale in the public market if and when any market for
the common stock develops.   However, Pricester Nevada has obtained
lock up agreements from Dennis Jordan, a prior officer and director and Jim DePelisi, a consultant to Pricester Florida representing 139,650 and 95,000 common shares, respectively, for one year from the date of
effectiveness of this registration statement.   Additionally, Pricester
Nevada has obtained lock up agreements from non-affiliates representing 2,554,780 common shares for six months from the date of effectiveness of this registration statement.

Prior to the offering, there has been no market for our common stock. No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise cap through the issuance of additional equity securities.

Prior to the merger of Pricester Florida into Pricester Nevada,
Pricester Nevada was a blank check company.   Promoters or
affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act of 1933 when reselling the securities of the blank check company. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Additionally, shareholders who obtained securities directly from a blank check issuer and through promoters and affiliates, cannot use Rule 144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirement
of the Securities Act.    As a result, this policy applies to
shareholders of Pricester Nevada prior to the merger with Pricester
Florida.

           Plan of Distribution and Selling Stockholders

This prospectus relates to the resale of 3,214,620 shares of common stock by the selling stockholders.

The selling shareholders will sell their common shares at $5.00 per common shares until our common shares are quoted on the OTC bulletin board. Thereafter, the common shares may be priced at prevailing market prices or privately negotiated prices.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section
5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling stockholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.
The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding.

Pricester Nevada shall register, pursuant to this prospectus 3,214,620 common shares currently outstanding for the account of 111 individuals
or entities.   The percentage owned prior to and after the offering
assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

                             # of Shares    Total Shares   Total Shares        %
                                 Being          Before         After          After
                               Registered      Offering       Offering       Offering
                               ----------     ----------     ----------     ----------
Joe Puentes(1)                   200,000    10,858,000    10,658,000          47.78%
Bernard Gutman(2)                200,000     1,675,000     1,475,000          10.20%
Edward C. Dillon(3)              200,000     3,510,000     3,310,000          14.84%


Howard Neu(4)                     10,000       110,000       100,000            .45%
Dennis Jordan(5)                144,620        394,620       250,030           1.12%
Aida Carrasquillo                   500            500           0             0.0%
James DePelisi                  100,000        350,000       250,000           1.12%
Godfrey Comrie                      500            500           0             0.0%
Herman G. Herbig                 15,000         15,000           0             0.0%
Mark W. Sanwo                       500            500           0             0.0%
John J. Jado                        500            500           0             0.0%
Leonardo Castro                     500            500           0             0.0%
David Kasper                        500            500           0             0.0%
Luis Gonzalez                       500            500           0             0.0%
Stephanie Geiger                    500            500           0             0.0%
Christian J.C. Herbig             2,000          2,000           0             0.0%
Hope Schoengood                   6,000          6,000           0             0.0%
Jim Mikolanda                       500            500           0             0.0%
Jean Pallet                         500            500           0             0.0%
Carol A. McSwiney                   500            500           0             0.0%
Geraldine Salvatorelli              500            500           0             0.0%
Phyllis M. Hedges                   500            500           0             0.0%
Howard J. Wills                     500            500           0             0.0%
First Source, Inc.               10,000         10,000           0             0.0%
Hector Carrasquillo                 500            500           0             0.0%
Carmen N. Perez                     500            500           0             0.0%
Aida L. Carrasquillo                500            500           0             0.0%
Jeffery Carrasquillo                500            500           0             0.0%
Marilyn Salmonson                   500            500           0             0.0%
Lisa Ross                           500            500           0             0.0%
Sally Fuster                      6,000          6,000           0             0.0%
Louis Moreno                        500            500           0             0.0%
William Moreno                      500            500           0             0.0%
Ari Averbuch                        400            400           0             0.0%
Joan Bardzik                        400            400           0             0.0%
Amram Bendehan                      800            800           0             0.0%
Tom Beniamino                       400            400           0             0.0%
Stephen Calabrese                   400            400           0             0.0%
Dan Carroll                     125,000        125,000           0             0.0%
Billie L. Carter                    800            800           0             0.0%
Tom Christou                    150,000        150,000           0             0.0%
Joanna Ciociola                   2,000          2,000           0             0.0%
Nicole Damiano                    2,000          2,000           0             0.0%
Craig E. Dillon                 100,000        100,000           0             0.0%
John R. Dillon                  150,000        150,000           0             0.0%
Richard & Elizabeth Dupont        2,000          2,000           0             0.0%
George Gonzalez                   2,000          2,000           0             0.0%
Loretta Lynn Katz                   200            200           0             0.0%
Allan Kratman & Magali Bonilla    2,000          2,000           0             0.0%
Steve Kontos                      8,000          8,000           0             0.0%
Brian Lestuk                      2,000          2,000           0             0.0%
Robert Lestuk                     6,000          6,000           0             0.0%
Ronald Lestuk                     1,000          1,000           0             0.0%
Debra Marshall                      100            100           0             0.0%
Craig A. May                        600            600           0             0.0%
Ellen Nelson                    180,380        180,380           0             0.0%
George Otlowski                   1,000          1,000           0             0.0%


Susan Prokop                      1,000          1,000           0             0.0%
Brittani Ricci                      400            400           0             0.0%
Catherine Ricci                     400            400           0             0.0%
Courtney Ricci                      400            400           0             0.0%
Craig Ricci                       3,000          3,000           0             0.0%
David & Debra Ricci               4,000          4,000           0             0.0%
Cassandra Robinson                  520            520           0             0.0%
Marjorie V. Thorpe                  800            800           0             0.0%
John True                         2,000          2,000           0             0.0%
Terry Cudjoe                     50,000         50,000           0             0.0%
Bud Li-Lim                       10,000         10,000           0             0.0%
John Cerasari                    50,000         50,000           0             0.0%
Linda Eavey                      18,750         18,750           0             0.0%
Lail Rose                        18,750         18,750           0             0.0%
Daniel Carroll/
Patricia Carroll                 56,250         56,250           0             0.0%
John R. Dillon                   67,500         67,500           0             0.0%
David Ricci/
Debra Ricci                     112,500        112,500           0             0.0%
Robert Lestuk                    75,000         75,000           0             0.0%
Robert Sarra/
Maryann Sarra                    12,500         12,500           0             0.0%
Craig E. Dillon                  37,500         37,500           0             0.0%
Paul J. Zawadzki                 18,750         18,750           0             0.0%
Tom Christou                     50,000         50,000           0             0.0%
Patrick Smith/
Tawny Smith                       18,750         18,750           0             0.0%
George Drimitias                 37,500         37,500           0             0.0%
James S. Lee                     50,000         50,000           0             0.0%
Diane Quirk                      12,500         12,500           0             0.0%
Brian Eberhard                   18,750         18,750           0             0.0%
Michele Smiley                   10,000         10,000           0             0.0%
Joseph Geiger/
Jeanne Geiger                    18,750         18,750           0             0.0%
Mordka Stahl                    125,000        125,000           0             0.0%
Theodore Caypless                37,500         37,500           0             0.0%
Bart Ruggiero                    18,750         18,750           0             0.0%
Harry Bridgmann/
Maria Bridgman                   37,500         37,500           0             0.0%
Richard Yurick                   37,500         37,500           0             0.0%
Stacey Bailey                    25,000         25,000           0             0.0%
Scott T. Pilling                 50,000         50,000           0             0.0%
Laurie H. Pilling                50,000         50,000           0             0.0%
Bruce Dillin/
Nicole Dillin                    25,000         25,000           0             0.0%
Patricia Zullo                   37,500         37,500           0             0.0%
Richard Buhr/
Michael Dillon                   37,500         37,500           0             0.0%
Lynne Prichason                  15,000         15,000           0             0.0%
Carol Lenett                     12,500         12,500           0             0.0%
James O. Nelson                  12,500         12,500           0             0.0%
Edward J. Dillon(6)              25,000         25,000           0             0.0%
David McKay/
Joan McKay                       12,500         12,500           0             0.0%


Peter Kowal                      37,500         37,500           0             0.0%
John Getze                       25,000         25,000           0             0.0%
Glen Kruman                      25,000         25,000           0             0.0%
Dan Glenn/
Michael Ewald                    12,500         12,500           0             0.0%
Panagiotis Hasalevris            12,500         12,500           0             0.0%
Edward G. Koch                   25,000         25,000           0             0.0%
Dale Vannelli                    75,000         75,000           0             0.0%
Lucien C. Proby III/
Sandra Proby                     20,000         20,000           0             0.0%

(1)Joe Puentes is an officer and director of Pricester Nevada.
(2)Bernard Gutman is an officer and director of Pricester Nevada.
(3)Edward C. Dillon is an officer and director of Pricester Nevada.
(4)Howard Neu is a director of Pricester Nevada.
(5)Dennis Jordan was an officer and director of Pricester Nevada from
inception until June 4, 2004.   Mr. Jordan has agreed to lockup 139,620
common shares for a period of one year after the effective date of the registration statement.
(6)Edward J. Dillon is a director of Pricester Nevada.

The 3,214,620 shares offered by the selling stockholders may be sold by one or more of the following methods, without limitation:
   - ordinary brokerage transactions and transactions in which the broker solicits purchases; and
   - face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

Brokers or dealers may receive commissions or discounts from the
selling stockholders in amounts to be negotiated.   Brokers and dealers
and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales.

The selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

As a result of these shares being registered under the Securities Act, selling stockholders who subsequently resell the shares to the public themselves may be deemed to be underwriters with respect to the shares of common stock for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement
of material fact.   We have agreed to indemnify the selling
stockholders regarding such liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.


        Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                    Market for Common Stock and
                     Related Stockholder Matters

Market Information.   Pricester Nevada's common stock is not included
in the pink sheets or in the OTC Electronic Bulletin Board maintained by the NASD. Pricester Nevada plans to apply the OTC Electronic
Bulletin Board.

There is no public trading market for Pricester Nevada's common stock and that there is no guarantee any trading market will develop.

Holders.   The approximate number of record holders of Pricester Nevada is 142.

Dividends.   Holders of Pricester Nevada's common stock are entitled to receive such dividends as may be declared by its board of directors.


        Changes In and Disagreements with Accountants

 (a) On October 28, 2004, DiRocco & Company, CPA, P.A. resigned as Pricester Florida's and Pricester Nevada's independent public
accountants.   The decision was due to the resignation of the only SEC
certified auditor in the firm.

     DiRocco & Company, CPA, P.A.'s report on the financial statements of Pricester Florida or Pricester Nevada for the fiscal year ended December 31, 2003 and 2002 neither contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles other than opinions as to their ability continue as a going concern.

     During Pricester Nevada's or Pricester Florida's most recent fiscal year and the interim period through the date of dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure and there were no "reportable events" with DiRocco & Company, CPA, P.A. as described in Item 304(a) of Regulation S-B.

(b) On November 4, 2004, the board of directors of Pricester Nevada and Pricester Florida engaged the accounting firm of Baum & Company, P.A. as principal accountants of Pricester Nevada and Pricester Florida
for the years ended December 31, 2004 and 2003.   Pricester Nevada and
Pricester Florida have not consulted Baum & Company, P.A. during Pricester Nevada and Pricester Florida's two most recent fiscal years and the interim period ended September 30, 2004.


                   Experts

The financial statements of Pricester Nevada and Pricester Florida appearing in this registration statement have been audited by Baum & Company, P.A., independent auditors and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                   Legal Matters

Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Jody Walker, Attorney At Law, Centennial, Colorado.


                   Legal Proceedings

Pricester Nevada is not currently involved in any legal proceedings.


           Where You Can Find More Information

At your request, we will provide you, without charge, a copy of any
document filed as exhibits in this prospectus.   If you want more
information, write or call us at Pricester.com, Inc., 3900 Hollywood Blvd., #203, Hollywood, FL 33021 - 954-272-1200.

Our fiscal year ends on 12/31. We are a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549.

You can request copies of these documents, upon payment of a
duplicating fee by writing to the SEC.   Please call the SEC at 1-800-
SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                   FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:

Pricester.com, Inc., a Nevada corporation
Balance Sheet - March 31, 2005
Statement of Operations for the three months ended March 31, 2005 and 2004 and for the Period April 19, 2001 (inception) to March 31, 2005 Statement of Changes in Stockholders' Equity (Deficiency) for the three months ended March 31, 2005 and 2004
Statement of Cash Flows for the three months ended March 31, 2005 and 2004 and for the Period April 19, 2001 (inception) to March 31, 2005 Notes to Financial Statements

Business Advantage #22, Inc.
Independent Auditor's Report dated March 1, 2005
Balance Sheets - December 31, 2004 and 2003
Statement of Operations for the years ended December 31, 2004 and 2003 Statement of Changes In Stockholders' Equity (Deficiency) for the years ended December 31, 2004 and 2003
Statement of Cash Flows for the Years Ended December 31, 2004 and 2003 Notes to Financial Statements

Pricester.com, Inc., a Florida corporation
Independent Auditor's Report dated February 18, 2005
Balance Sheets - December 31, 2004 and 2003
Statement of Operations for the years ended December 31, 2004 and 2003 Statement of Changes In Stockholders' Equity (Deficiency) for the years ended December 31, 2004 and 2003
Statement of Cash Flows for the Years Ended December 31, 2004 and 2003 Notes to Financial Statements

                          Pricester.Com Inc.
                       Formerly Pricester, Inc.)
                     (A Development Stage Company)
                      Consolidated Balance Sheet
                          March 31, 2005

                                                             2005
                                                           ----------
               ASSETS

CURRENT ASSETS
  Cash                                                     $   56,936
  Prepaid Expense                                               2,831
  Loan receivable-officer                                       9,500
                                                           ----------
    Total current assets                                       69,267

PROPERTY AND EQUIPMENT - net                                   12,084
                                                           ----------

OTHER NON-CURRENT ASSETS
  Website development-net                                       6,120
  Deposits                                                      1,302
                                                           ----------
    Total non-current assets                                    7,422
                                                           ----------
Total assets                                               $   88,773
                                                           ==========

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable                                            $  125,000
  Shareholder loan payable                                      1,035
  Accounts payable and accruals                                48,675
                                                           ----------
    Total current liabilities                                 174,710
                                                           ----------
Total liabilities                                             174,710
                                                           ----------

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value,50000,000 authorized,
   22,306,870  issued and outstanding at                      22,307
  Paid in capital in excess of par                         1,746,293
  Accumulated (deficit)                                   (1,854,537)
                                                           ----------
    Total stockholders' equity (deficiency)                   (85,937)
                                                           ----------
Total liabilities and stockholders' equity (deficiency)    $   88,773
                                                           ==========

The accompanying notes are an integral part of the financial statements.

                          Pricester.Com Inc.
                       (Formerly Pricester, Inc.)
                     (A Development Stage Company)
                  Consolidated Statement of Operations
           For the Three Months Ended March 31, 2005 and 2004
     and for the Period April 19, 2001 (inception) to March 31, 2005

                                   Period
                                   April 19,
                                    2001
                                 (inception)
                                to March 31,    March 31,    March 31,
                                    2005         2005         2004
                                 ----------   ----------   ----------
REVENUES                         $   14,289   $    5,191   $      336

OPERATING EXPENSES                1,869,162      148,393      178,617
                                 ----------   ----------   ----------

Net income (loss) before other
  income (expenses) and
  provision for income taxes     (1,854,873)    (143,202)    (178,281)

OTHER INCOME (EXPENSE)
  Interest income                     1,610           90          141
  Interest (expense)                 (1,075)        (753)           -
                                 ----------   ----------   ----------
    Total other income (expense)        535         (663)         141
                                 ----------   ----------   ----------

Net income (loss) before
  provision for income taxes     (1,854,338)    (143,865)    (178,140)

Provision for income taxes                -            -            -
                                 ----------   ----------   ----------
Net income (loss)               $(1,854,338)  $ (143,865)  $ (178,140)
                                 ==========   ==========   ==========

Net income (loss) per weighted
  average share, basic                        $    (0.01)  $    (0.01)
                                              ==========   ==========
 Weighted average number of shares            22,306,870   22,306,870
                                              ==========   ==========





The accompanying notes are an integral part of the financial statements.

                          Pricester.Com Inc.
                       (Formerly Pricester, Inc.)
                     (A Development Stage Company)
                 Consolidated Statement of Cash Flows
          For the Three Months Ended March 31, 2005 and 2004
    and for the Period April 19, 2001 (inception) to March 31, 2005

                                                      Period
                                                     April 19,
                                                       2001
                                                   (inception)
                                                  to March 31,    March 31,    March 31,
                                                       2005         2005         2004
                                                    ----------   ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                $(1,854,338)  $ (143,865)  $ (178,140)

  Adjustments to reconcile net income (loss) to
  net cash provided (used) by operations:
    Depreciation and amortization                       13,328        2,596          658
    Common stock issued for services                    74,150            -       17,900
    Common stock issued for compensation               955,975            -      100,000
  Changes in operating assets and liabilities:
    Increase (decrease) in accounts payable and
     accrued expenses                                   59,276       13,290        1,533
    (Increase) decrease in prepaid expenses             (2,831)          56            -
    Increase (decrease) in deferred revenue                  -         (995)           -
    (Increase) decrease in deposits                     (1,302)       2,145         (175)
                                                    ----------   ----------   ----------
Net cash provided (used) by operating activities      (755,742)    (126,773)     (58,224)
                                                    ----------   ----------   ----------
CASH FLOW FROM INVESTING ACTIVITIES:
  Purchase of fixed assets and computer software       (31,532)           -      (19,585)
                                                    ----------   ----------   ----------
Net cash provided (used) by investing activities       (31,532)           -      (19,585)
                                                    ----------   ----------   ----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Cash loaned to officers                               (9,500)      (4,500)           -
  Changes in loans to stockholder                        1,035            -       (3,178)
  Proceeds from merger                                 111,550            -            -
  Proceeds of common stock sale                        616,125            -       67,000
  Proceeds of notes payable                            125,000      125,000            -
                                                    ----------   ----------   ----------
Net cash provided (used) by financing activities       844,210      120,500       63,822
                                                    ----------   ----------   ----------
Net increase (decrease) in cash                         56,936       (6,273)     (13,987)

CASH - BEGINNING                                             -       63,209       77,541
                                                    ----------   ----------   ----------
CASH - ENDING                                       $   56,936   $   56,936   $   63,554
                                                    ==========   ==========   ==========


                          Pricester.Com Inc.
                       (Formerly Pricester, Inc.)
                     (A Development Stage Company)
(Continued)      Consolidated Statement of Cash Flows
          For the Three Months Ended March 31, 2005 and 2004
    and for the Period April 19, 2001 (inception) to March 31, 2005

                                                      Period
                                                     April 19,
                                                       2001
                                                   (inception)
                                                  to March 31,    March 31,    March 31,
                                                       2005         2005         2004
                                                    ----------   ----------   ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expense                      $      322   $        -   $        -
                                                    ==========   ==========   ==========
Cash paid for income taxes                          $        -   $        -   $        -
                                                    ==========   ==========   ==========
Non Cash transactions:
  Common stock issued for services                  $   72,150   $        -   $        -
                                                    ----------   ----------   ----------
  Common stock issued for officers & directors
   compensation                                     $  955,975   $        -   $        -
                                                    ----------   ----------   ----------
  Common stock issued for employee compensation     $    2,000   $        -   $        -
                                                    ----------   ----------   ----------
  Donated common stock used to satisfy payables     $   12,800   $   12,800   $        -
                                                    ----------   ----------   ----------





The accompanying notes are an integral part of the financial statements.

                              PRICESTER.COM, INC.
                          (FORMERLY PRICESTER, INC.)
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MARCH 31, 2005

NOTE 1.  ORGANIZATION AND HISTORY

The Company was incorporated under the name Pricester, Inc. on April 19, 2001 in the State of Florida. On October 20, 2002 the Company changed its name to Pricester.com, Inc.

On February 11, 2005, Pricester.Com (the company) merged into Pricester.com, Inc, ("BA22") a public non reporting company (that was initially incorporated in Nevada in March 1998 as Business Advantage #22, Inc. BA22 acquired 100 percent of the Company's outstanding common stock by issuing one share of its common stock, for each share of the Company's, then outstanding, common stock, or 21,262,250 shares. The acquisition is treated as a recapitalization for accounting purposes.

The Company is a developmental stage e-commerce company. The company currently operates an e-commerce website that enables any business to establish a fully functional online retail presence. Pricester.com is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for listed products and services.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Basis of Accounting
The Company's financial statements are prepared using the accrual method of accounting.

Principles of consolidation
The consolidated financial statements include the accounts of Pricester.Com Inc (a Nevada corporation) and Pricester.Com Inc. (a Florida corporation) its wholly-owned subsidiary. All inter-company transactions have been eliminated.

Use of Estimates
The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2005

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.

Computer Equipment, and Furniture
Computer equipment and furniture is stated at cost less accumulated depreciation. Depreciation is computed over the assets' estimated useful lives (five to seven years) using straight line methods of accounting. Maintenance costs are charged to expense as incurred while upgrades and enhancements that result in additional functionality are capitalized.

Income Taxes
Income taxes are calculated under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, the liability method is used in accounting for income taxes, which includes the effects of temporary differences between financial and taxable amounts of assets and liabilities. The Company has established a valuation allowance to fully offset potential deferred tax assets.

Net Loss Per Share
Net loss per share is presented under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). Basic earnings per share is computed by using the weighted average number of common shares outstanding and excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is computed using the weighted average number of common and dilutive common shares outstanding during the period. The common stock options were excluded in the net loss per share calculation, as the effect would be anti dilutive.

Fair Value of Financial Instruments
The Company's financial instruments as defined by SFAS 107, "Disclosures About Fair Value of Financial Instruments", including cash and notes payable, are accounted for on a historical cost basis, which due to the nature of these financial instruments, approximate fair value.

Revenue Recognition
The Company has two primary revenue sources: website design and transaction fees. Website design revenue is recognized as earned when the website is complete, control is transferred and the customer and has accepted in website, usually within seven days of the order. Transaction fee income comprises fees charged for use of credit cards

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2005

or other forms of payment in the purchase of items sold on the customers websites. The transaction fee income is recognized as earned when funds transfers (via credit card or other forms of payments) between the buyer and seller has been authorized.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Website Development
The Company capitalizes the costs incurred during the application development stage, which includes costs to design the software configuration and interfaces, coding installation and testing. Costs incurred during the preliminary project along with post implementation stages of internal use computer software are expensed as incurred. Capitalized development costs are amortized over three years. Costs to maintain existing product offerings are expensed as incurred. The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors, including but not limited to technological and economic feasibility, and estimated economic life.

Interim Statements
The financial statements for the three months ending March 31, 2005 and 2004 are unaudited and include all adjustments which in the opinion of management are necessary for a fair presentation, and such adjustments are of a normal and recurring nature. The results of operations for the three months are not indicative of a full year of results.


NOTE 3.  PROPERTY AND EQUIPMENT

The cost of property and equipment is depreciated using the straight-line method over the estimated useful lives (5-7 years) of the various assets. Property and equipment as of March 31, 2005 and December 31, 2004 consist of the following:

                                               March 31   December 31,
                                                 2005        2004
                                              ----------   ----------
  Computer equipment                          $   12,263   $   12,263
  Furniture & fixtures                             4,329        4,329
      Less: accumulated depreciation              (4,508)      (3,677)
                                              ----------   ----------
  Net fixed assets                            $   12,084   $   12,915
                                              ==========   ==========
For the three months ended March 31, 2005 and 2004 depreciation expense amounted to $ 831, and $658, respectively.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2005

NOTE 4.  LOAN PAYABLE - STOCKHOLDER

The Company is indebted to its majority stockholder in the amount of $1,035 as of March 31, 2005. The loan is due on demand and bears no interest.


NOTE 5.  COMMITMENTS AND CONTINGENCIES

The Company has a lease for office space in Hollywood, Florida that terminates in June 2007. Minimum lease payments range from approximately $1,900 to $2,100 per month.

Future annual minimum lease payments (exclusive of the base $8,800 annual common area charges) are as follows:

                  Year Ending
                  December 31,           Amount
                   ----------          ----------
                     2005              $   23,600
                     2006                  24,400
                     2007                  12,400
                                       ----------
                                       $   78,400
                                       ==========

Rent expense for the three months ended March 31, 2005 and 2004 was $5,653 and $5,882


NOTE 6.  INCOME TAXES
The provisions for income taxes for the years three months ended March 31, 2005 and 2004 consisted of the following:

                                               Three months March 31,
                                                 2005         2004
                                              ----------   ----------
Provision(benefit) for income taxes
  at statutory federal rate,                  $  (48,914)  $  (60,567)
State tax, net of federal income tax              (5,755)      (7,126)
Valuation Allowance                               54,669       67,693
                                              ----------   ----------
  Net Income Tax Provision                    $        -   $        -
                                              ==========   ==========

The reported provision for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate of 34 percent to the loss before income taxes as follows:

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2005

                                                     March 31,
                                                 2005         2004
                                              ----------   ----------
Federal income taxes at statutory rate
  at statutory rate                           34 percent   34 percent
State tax rate, net of federal income tax      4 percent    4 percent
Valuation Allowance                          (38)percent  (38)percent
                                              ----------   ----------
   Effective income tax rate                   0 percent    0 percent
                                              ==========   ==========

Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses. The Company's ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

At March 31, 2005 the Company has unused net operating losses of approximately $ 1,850,000 (which begin expiring in 2023) that may be applied against future taxable income.


NOTE 7.  STOCKHOLDERS' EQUITY (DEFICIT)

Details of stockholders equity since inception are:

a. April 2001 - Issued 15,000,000 shares of common stock to founding shareholder at $0.00001 per share, for cash.

b. October 2002 - Issued 10,000 shares of common stock at $0.10 per share, for cash.

c. November 2002 - Issued 52,500 shares of common stock at $0.10 per share for services provided to the Company.

d. August 2003 - Issued 2,500,000 shares of common stock at $0.10 per share, for cash of $25 and the balance of $249,975 being expensed to officers' compensation.

e. August 2003 - Issued 50,000 shares of common stock at $0.10 per share, for cash.

f. August 2003 - Issued 100,000 shares of common stock at $0.10 per share, for cash.

g. August 2003 - Issued 150,000 shares of common stock at $0.10 per share, for services provided to the Company by an officer of the Company.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2005

NOTE 7. STOCKHOLDERS' EQUITY (DEFICIT)(continued) The company used the $.10 per share measurement valuation for services from September 2002 until September 2003. This value was reflective of the value of the shares sold in an independent transaction during this time.

h. September 2003 - Issued 150,000 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

i. September 2003 - Issued 30,000 shares of common stock at $0.40 per share, for services provided to the Company.

j. September 2003 - Issued 20,000 shares of common stock at $0.40 per share, for services provided to the Company by two officers of the Company.

k. September 2003 - Issued 37,500 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

l. September 2003 - Issued 75,000 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

m. September 2003 - Issued 37,500 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

n. September 2003 - Issued 18,750 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

o. September 2003 - Issued 10,000 shares of common stock at $0.40 per share, for legal services provided to the Company by a director of the Company.

p. October 2003 - Issued 1,000 shares of common stock at $0.40 per share, for services provided to the Company.

q. October 2003 - Issued 12,500 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

r. November 2003 - Issued 14,000 shares of common stock, at $0.40 per share, for services provided to the Company.

s. December 2003 - Issued 5,000 shares of common stock, at $0.40 per share, for services provided to the Company.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2005

NOTE 7.  STOCKHOLDERS' EQUITY (DEFICIT)(continued)
t. December 2003 - Issued 5,000 shares of common stock, at $0.40 per share, for services provided to the Company by an officer of the Company.

The company used the $.40 per share measurement valuation for services from October 2003 until December 2003. This value was reflective of the value of the shares sold in an independent transaction during this

u. April 5, 2004, the Company issued 10,000 share of common stock for officer's compensation at $0.40 per share, or $4,000, which represents the fair market value of the stock at that date.

v. On April 9, 2004, the Company issued 18,750 shares of common stock at $0.40 per share, or $7,500, pursuant to the terms of the Limited Offering Memorandum dated September 3, 2003.

w. April 15, 2004, the Company issued 65,000 shares of common stock at $0.40 per share, or $26,000, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

x. April 16, 2004, the Company issued 112,500 shares of common stock at $0.40 per share, or $45,000, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

y. April 29, 2004, the Company issued 245,000 shares of common stock at $0.40 per share, or $98,000, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

z. April 29, 2004, the Company issued 500,000 share of common stock for officer's compensation at $0.40 per share, or $200,000, which represents the fair market value of the stock at that date.

aa. April 30, 2004, the Company issued 312,500 shares of common stock at $0.40 per share, or $125,000, pursuant to the terms of the Limited Offering Memorandum dated September 3, 2003.

bb. April 30, 2004, the Company issued 5,000 share of common stock for director's compensation at $0.40 per share, or $2,000, which represents the fair market value of the stock at that date.

cc. May 3, 2004, the Company issued 37,500 shares of common stock at $0.40 per share, or $15,000, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

dd. May 4, 2004, the Company issued 25,000 shares of common stock at $0.40 per share, or $10,000, pursuant to the terms of the Limited
Offering Memorandum dated September 14, 2003.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2005

NOTE 7.  STOCKHOLDERS' EQUITY (DEFICIT) (continued)

ee. May 6, 2004, the Company issued 160,000 shares of common stock at $0.40 per share, or $64,000, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

ff. May 6, 2004, the Company issued 5,000 share of common stock for employee compensation at $0.40 per share, or $2,000, which represents the fair market value of the stock at that date.

gg. May 6, 2004, the Company issued 1,000,000 share of common stock for officer's compensation at $0.40 per share, or $400,000, which represents the fair market value of the stock at that date.

The Company used the $.40 per share measurement valuation for services from April 2004 until May 2004. This value was reflective of the value of the shares sold in an independent transaction during this time.

In August 2004, Pricester.com, Inc, ("BA22") sold 44,620 shares of common stock for $111,550 ($ 2.50 per share) to its principle stockholder. The funds obtained were loaned to the company.

In March 2005, the principle shareholder of the company donated 32,000 shares of common stock (valued at $.40 per share or $12,800) that was used by the Company in settlement of accounts payable of $12,800.


NOTE 8.  LOAN RECEIVABLE

For the three months ended March 31, 2005 the company advanced $5,500
to officers of the company of which $1,000 has been repaid.   The loan
is short term in duration and non interest bearing.


NOTE 9.  WEBSITE DEVELOPMENT

Website development costs consisted of the following:

                                               March 31,
                                                 2005
                                              ----------
    Website development                       $   14,940
     Less accumulated amortization                (8,820)
                                              ----------
                                              $    6,120

For the three months ended March 31, 2005 and 2004, amortization expense amounted to $ 1,765, and $0, respectively.

                          PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          MARCH 31, 2005

NOTE 10.  NOTES PAYABLES

At March 31, 2005 short-term debt consisted of the following:  5 percent Notes payable to various individuals, unsecured, due the earlier of (i)August 31, 2005 or (ii)the date the Company receives $1 million of gross proceeds from the sale of its common stock.

NOTE 11. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company is in the development stage and has incurred $1,854,537 losses since inception and has negative cash flows from operations. For the three months ended March 31, 2005 the Company had
incurred a net loss of $143,865.   The future of the Company is
dependent upon its ability to obtain additional equity financing and upon future successful development and marketing of the Company's product.

These condensed financial statements show that there are minimal revenues and that anticipated expenses for the following twelve months exceed current cash on hand by a significant amount, and that profitability is not projected by the company until the last quarter of 2005.

Management is pursuing various sources of equity and debt financing. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure such financing or obtain financing on terms beneficial to the Company. Failure to secure such financing may result in the Company's inability to continue as a going concern.

These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


NOTE 12. COMMON STOCK OPTIONS

In August 25, 2004, the company issued to corporate officers and directors, options to purchase 1,010,000 shares of restricted common stock at an exercise price $.40 per share, expiring within one year of the effective date of the registration.

                            PRICESTER.COM, INC.
                         (FORMERLY PRICESTER, INC.)
                        (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005

In November 18, 2004, the company issued to corporate officers, options to purchase 15,000 shares of restricted common stock at an exercise price $.40 per share, expiring within one year of the effective date of the registration.

In March 10, 2005, the company issued to a corporate officer, options to purchase 1,000,000 shares of restricted common stock at an exercise price $.40 per share, expiring within one year of the effective date of the registration.

The following table summarized options outstanding at March 31, 2005:

          Price             Number                 Life
       ----------         ----------          --------------
       $      .40          2,025,000          1 year after
                                                effective
                                              registration

As allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company has elected to continue to apply the intrinsic-value-based method of accounting. Under this method, the Company measures stock based compensation for option grants to employees assuming that options granted at market price at the date of grant have no intrinsic value. Restricted stock awards were valued based on the discounted market price of a share of non-restricted stock on the date earned. No compensation expense has been recognized for stock-based incentive compensation plans other than for restricted stock awards pursuant to executive employment agreements and board of director fees pursuant to the Director Compensation Plan. No compensation expense was recorded for any non-plan restricted stock options. Had compensation expense for the Company's stock options under the stock-based incentive compensation plans described above been recognized based upon the fair value for awards granted, the Company's net (loss) would have been increased to the following 'pro forma' amounts for three months ended March 31, 2005 and the year ended December 31, 2004:

                                                 2005         2004
                                              ----------   ----------
Net (Loss) as Reported                        $ (143,865) $(1,343,345)

Stock-Based Compensation Expense (Net of Tax)
  (a) Expense                                    (10,000)     (10,250)
                                              ----------   ----------
Pro Forma Net (Loss)                          $ (153,865) $(1,353,595)
                                              ==========   ==========
(Loss) per Share:
  Basic as Reported and Pro Forma             $     (.01)  $     (.07)
                                              ==========   ==========

                            PRICESTER.COM, INC.
                         (FORMERLY PRICESTER, INC.)
                        (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005

(a) As a result of the Company's lack of common stock trading performance in each of the respective years in this table, the overall strike prices of the outstanding options, and the uncertainty about its future economic performance, management has deemed the fair value per option to be $.01, based on the Black-Scholes option valuation model calculation.

NOTE 13. RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS No. 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the
grant-date fair value of the award.   This eliminates the exception to
account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123(R) will be effective for interim or annual reporting periods beginning on or after December 15, 2005 for
small business issuers.   We previously adopted the fair value
recognition provisions of SFAS No. 123(R), Accounting for Stock-Based Compensation, on July 1, 2003 and have accounted for all awards granted to employees in recent years using the fair value recognition method. Accordingly we believe SFAS No. 123(R) may have a material impact on financial statements.

                          BAUM & COMPANY, P.A.
                     1515 UNIVERSITY DRIVE, SUITE 209
                        CORAL SPRINGS, FL 33371

                     INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pricester.Com, Inc.
(formerly Business Advantage No. 22. Inc.)


We have audited the accompanying balance sheets of Pricester.Com, Inc. (formerly Business Advantage No. 22. Inc.) (a development stage Nevada Corporation) (the "Company"), as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years ended December 31, 2004 and 2003 and for the period from March 19, 1998 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pricester.Com, Inc.(formerly Business Advantage No. 22. Inc. a development stage company), as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 and for the period from March 19, 1998 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage with no operations and has negative cash flow from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 11. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BAUM & COMPANY. P.A.
March 1, 2005

                           Pricester.Com Inc.
               (Formerly Business Advantage No. 22, Inc.)
                     (A Development Stage Company)
                             Balance Sheets
                       December 31, 2004 and 2003

                                                 2004         2003
                                              ----------   ----------
                   ASSETS

CURRENT ASSETS
 Loan receivable-affiliate                    $  111,550   $        -
                                                       -            -
                                              ----------   ----------
    Total current assets                         111,550            -
                                              ----------   ----------
Total assets                                  $  111,550   $        -
                                              ==========   ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable and accruals                $    2,000   $        -
                                              ----------   ----------
    Total current liabilities                      2,000            -
                                              ----------   ----------
Total liabilities                                  2,000            -
                                              ----------   ----------

STOCKHOLDERS' EQUITY
 Common stock, $0.001 par value, 50,000,000
  authorized, 1,044,620 and 1,000,000 issued
  and outstanding at December 31, 2004 and
  December 31, 2003, respectively                  1,045        1,000

 Paid in capital in excess of par                115,755        4,250
 Accumulated (deficit)                            (7,250)      (5,250)
                                              ----------   ----------
    Total stockholders' equity (deficiency)      109,550            -
                                              ----------   ----------
Total liabilities and stockholders'
 equity (deficiency)                          $  111,550   $        -
                                              ==========   ==========





The accompanying notes are an integral part of the financial statements.

                           Pricester.Com Inc.
               (Formerly Business Advantage No. 22, Inc.)
                     (A Development Stage Company)
                        Statement of Operations
             For the Years Ended December 31, 2004 and 2003
   and for the Period March 19, 1998 (inception) to December 31, 2004

                                                Period
                                           March 19, 1998
                                           (inception) to
                                             December 31,   December 31,   December 31,
                                                 2004           2004           2003
                                              ----------     ----------     ----------
REVENUES                                      $        -     $        -     $        -

OPERATING EXPENSES                                 7,250          2,000            500
                                              ----------     ----------     ----------
  Net income (loss) before provision for
   income taxes                                   (7,250)        (2,000)          (500)
  Provision for income taxes                           -              -              -
                                              ----------     ----------     ----------
Net income (loss)                             $   (7,250)    $   (2,000)    $     (500)
                                              ==========     ==========     ==========
Net income (loss) per weighted average
 share, basic                                                $    (0.00)    $    (0.00)
                                                             ==========     ==========
Weighted average number of shares                             1,007,355      1,000,000
                                                             ==========     ==========





The accompanying notes are an integral part of the financial statements.

                           Pricester.Com Inc
               (Formerly Business Advantage No. 22, Inc.)
                     (A Development Stage Company)
                   Statement of Stockholders' Equity
            March 19, 1998 (inception to December 31, 2004)

                                                      Paid In                    Total
                                Common Stock          Capital               Stockholders'
                           Number of       Par       in Excess  (Accumulated    Equity
                            Shares        Value       of Par       Deficit)     (Deficit)
                          ----------   ----------   ----------   ----------   ----------
Issuance of common stock
for cash to founder        1,000,000   $    1,000   $    1,750   $        -   $    2,750
  Net Loss -Year Ended
  December 31, 1998                -            -            -       (2,750)      (2,750)
                          ----------   ----------   ----------   ----------   ----------
    Balance Dec 31, 1998   1,000,000        1,000        1,750       (2,750)           -
Conversion of Stockholder
Loan                               -            -          500            -          500
  Net Loss -Year Ended
  December 31, 1999                -            -            -         (500)        (500)
                          ----------   ----------   ----------   ----------   ----------
    Balance Dec 31, 1999   1,000,000        1,000        2,250       (3,250)           -
Conversion of Stockholder
Loan                               -            -          500            -          500
  Net Loss -Year Ended
  December 31, 2000                -            -            -         (500)        (500)
                          ----------   ----------   ----------   ----------   ----------
    Balance Dec 31, 2000   1,000,000        1,000        2,750       (3,750)           -
Conversion of Stockholder
Loan                               -            -          500            -          500
  Net Loss -Year Ended
  December 31, 2001                -            -            -         (500)        (500)
                          ----------   ----------   ----------   ----------   ----------
    Balance Dec 31, 2001   1,000,000        1,000        3,250       (4,250)           -
Conversion of Stockholder
Loan                               -            -          500            -          500
  Net Loss -Year Ended
  December 31, 2002                -            -            -         (500)        (500)
                          ----------   ----------   ----------   ----------   ----------
    Balance Dec 31, 2002   1,000,000        1,000        3,750       (4,750)           -
Conversion of Stockholder
Loan                               -            -          500            -          500
  Net Loss -Year Ended
   December 31, 2003               -            -            -         (500)        (500)
                          ----------   ----------   ----------   ----------   ----------
    Balance Dec 31, 2003   1,000,000        1,000        4,250       (5,250)           -
Common stock issued for
  cash ($2.50 per share)      44,620           45      111,505            -      111,550






  Net Loss -Year Ended
  December 31, 2004                -            -            -       (2,000)      (2,000)
                          ----------   ----------   ----------   ----------   ----------
    Balance Dec 31, 2004   1,044,620   $    1,045   $  115,755   $   (7,250)  $  109,550
                          ==========   ==========   ==========   ==========   ==========

The accompanying notes are an integral part of the financial statements.

                           Pricester.Com Inc.
               (Formerly Business Advantage No. 22, Inc.)
                     (A Development Stage Company)
                        Statement of Cash Flows
            For the Years Ended December 31, 2004 and 2003
   and for the Period March 19, 1998 (inception) to December 31, 2004

                                                Period
                                           March 19, 1998
                                           (inception) to
                                             December 31,   December 31,   December 31,
                                                 2004           2004           2003
                                              ----------     ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                           $   (7,250)    $   (2,000)    $     (500)
  Adjustments to reconcile net income (loss)
  to net cash provided (used) by operations:
  Changes in operating assets and liabilities:
    Increase (decrease) in accounts payable
    and accrued expenses                           2,000          2,000              -
                                              ----------     ----------     ----------
Net cash provided (used) by operating
  activities                                      (5,250)             -           (500)
                                              ----------     ----------     ----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Loan receivable -affiliate                    (111,550)      (111,550)             -
  Proceeds from issuance of common stock         114,300        111,550              -
  Proceeds from stockholder loan                   2,500              -            500
                                              ----------     ----------     ----------
Net cash provided (used) by financing
  activities                                       5,250              -            500
                                              ----------     ----------     ----------
Net increase (decrease) in cash                        -              -              -

CASH - BEGINNING                                       -              -              -
                                              ----------     ----------     ----------
CASH - ENDING                                 $        -     $        -     $        -
                                              ==========     ==========     ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expense                $        -     $        -     $        -
                                              ==========     ==========     ==========
Cash paid for income taxes                    $        -     $        -     $        -
                                              ==========     ==========     ==========
Non Cash transactions:
  Shareholder loans converted to additional
  paid in capital                             $    2,500     $        -     $      500
                                              ----------     ----------     ----------

The accompanying notes are an integral part of the financial statements.

                              PRICESTER.COM INC.
                    (FORMERLY BUSINESS ADVANTAGE NO. 22, INC.)
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2004 AND 2003

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations
Business Advantage No. 22, Inc. (a development stage company) (the "Company" or "BA22"), was incorporated under the laws of the State of Nevada on March 19, 1998. In June 2004, the name of the Company was changed to Pricester.Com Inc. The Company is a blank check company subject to Rule 419. The Company was organized to acquire or merge with another business or company. The Company has been in the development stage since inception and has no operations to date.

Basis of Accounting
The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements as they are determined to be necessary.

Income Taxes
The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
As of December 31, 2004, the Company has a net operating loss carryforward of $7,250 available to offset future taxable income through 2023. The deferred income tax valuation allowance at December 31, 2004 was approximately $2,400.

Net Loss Per Share
Net loss per share is presented under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). Basic earnings per share is computed by using the weighted average number of common shares outstanding and excludes any dilutive effects of options,
warrants, and convertible securities.   BA22 had no outstanding
options, warrants, or convertible debt at December 31, 2004 and 2003.

                           PRICESTER.COM INC.
                 (FORMERLY BUSINESS ADVANTAGE NO. 22, INC.)
                      (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 2004 AND 2003

Fair Value of Financial Instruments
The Company's financial instruments as defined by SFAS 107, "Disclosures About Fair Value of Financial Instruments", including cash and notes payable, are accounted for on a historical cost basis, which due to the nature of these financial instruments, approximate fair value

Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.(see Note 7)
These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - STOCKHOLDERS' EQUITY

March 19, 1998 - Sale of 1,000,000 shares of common stock to the Company's founding stockholder at $0.00275 per share, or $2,750.

On June 7, 2004, the Company increased the numbered of authorized common shares from 25,000,000 shares to 50,000,000 shares.

In August 2004, the company sold 44,620 shares of common stock for $111,550 ($ 2.50 per share) to the principle stockholder. The funds obtained were loaned to Pricester.Com (a Florida corporation) a company that was merged with in 2005.

NOTE 3 - RELATED PARTY TRANSACTIONS

Since inception the majority stockholder has advanced funds to the Company to pay for certain filing fees. The stockholder has authorized the board of directors to treat these advances as additional paid-in capital rather than as loans. For the years ended December 31, 2004 and 2003, and for the period from March 19, 1998 (inception) to December 31, 2004, these advances totaled $0, $500, and $2,500, respectively.

PRICESTER.COM INC.
(FORMERLY BUSINESS ADVANTAGE NO. 22, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 4.  INCOME TAXES

The provisions for income taxes for the years ended December 31, 2004 and 2003 consisted of the following:
                                                     December 31,
                                                 2004         2003
                                              ----------   ----------
Provision(benefit) for income taxes           $  (    680) $   (  170)
  at statutory rate
Valuation Allowance                                   680         170
                                               ----------   ----------
  Net Income Tax Provision                    $         -   $        -
                                               ==========   ==========

The reported provision for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate of 34% to the loss before income taxes as follows:
                                                     December 31,
                                                 2004         2003
                                              ----------   ----------
Provision for income taxes                         34%          34%
  at statutory rate
Valuation Allowance                               (34)         (34)
                                                 ----         ----
   Effective income tax rate                        0%           0%
                                                 ====         ====

The tax effects of temporary differences and carryforwards that give rise to the Company's deferred income tax assets and liabilities consist of the following:
                                                     December 31,
                                                 2004         2003
                                              ----------   ----------
Deferred Tax Asset:
Net operating loss carryforwards              $     7,250  $     5,250
Valuation Allowance                              (  7,250) (     5,250)
                                               ----------   ----------
  Net Deferred Tax Asset                       $        -   $        -
                                               ==========   ==========

Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses. The Company's ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets. At December 31, 2004 the Company's unused net operating losses begin expiring in 2015.

PRICESTER.COM INC.
(FORMERLY BUSINESS ADVANTAGE NO. 22, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 5. - LOAN RECEIVABLE- AFFILIATE

The Company provided a $111,550 loan to Pricester.Com (a Florida corporation) a company that was merged with in 2005.(See Note 6) The loan is non interest bearing and has no maturity. Funds for this loan were obtained by selling stock to our principle shareholder.

NOTE 6.  SUBSEQUENT EVENT-MERGER
On February 11, 2005, Pricester.Com (the company) merged with Pricester.com, Inc, ("FLA")(a Florida corporation). Pursuant to the merger, FLA shareholders were issued 21,262,250 shares of the company's
common stock in exchange for 100 percent of FLA's common stock.   The
acquisition will be treated as a recapitalization for accounting purposes. Prior to the anticipated acquisition, the company changed its name from Business Advantage No. 22, Inc. to Pricester.com, Inc.

NOTE 7. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company is in the development stage and has incurred
$ 7,250 losses since inception and has negative cash flows from operations. The future of the Company is dependent upon its ability to obtain additional equity financing and upon future successful development and marketing of the Company's product.

Management is pursuing various sources of equity and debt financing. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure such financing or obtain financing on terms beneficial to the Company. Failure to secure such financing may result in the Company's inability to continue as a going concern.

These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                           PRICESTER.COM INC.
               (FORMERLY BUSINESS ADVANTAGE NO. 22, INC.)
                    (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 2004 AND 2003

NOTE 8.  NEW ACCOUNTING PRONOUNCEMENTS

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure an Amendment of FASB Statement No. 123"
(SFAS 148). SFAS 148 amends SFAS 123 "Accounting for Stock-Based Compensation," providing for an alternative method of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, it amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company's adoption of the interim disclosure provisions of SFAS 148 did not affect our financial position.

The FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46) in January 2003. FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. This FASB is not applicable to the company since the company does not have any variable interest entities.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS 150). SFAS 150 sets standards for an issuer as to how to classify and measure financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into after May 31, 2003, and is effective after June 15, 2003. Adoption of SFAS 150 is not expected to have a material effect on the Company.

                           BAUM & COMPANY, P.A.
                    1515 UNIVERSITY DRIVE, SUITE 209
                        CORAL SPRINGS FL 33071


                       INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pricester.com, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Pricester.com, Inc., formerly Pricester, Inc., (a development stage company) (the "Company") as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficiency) and cash flows for each of the years then ended and for the period from April 19, 2001 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pricester.com, Inc. as of December 31, 2004 and 2003, and the results of its operations, stockholders' equity (deficiency) and cash flows for the years then ended and for the period from April 19, 2001 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company is in the development stage and has incurred losses since inception and has negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Baum & Company,P.A.
February 18, 2005

                           Pricester.Com Inc.
                       (Formerly Pricester, Inc.)
                     (A Development Stage Company)
                            Balance Sheets
                December 31, 2004 and December 31, 2003

                                                Dec 31,      Dec 31,
                                                 2004         2003
                                              ----------   ----------
                   ASSETS

CURRENT ASSETS
  Cash                                        $   63,209   $   77,541
  Prepaid Expense                                  2,827            -
  Loan receivable-officer                          5,000            -
                                              ----------   ----------
    Total current assets                          71,036       77,541

PROPERTY AND EQUIPMENT - net                      12,915        2,424
                                              ----------   ----------
OTHER NON-CURRENT ASSETS
  Website development-net                          7,885       12,865
  Deposits                                         3,447          932
                                              ----------   ----------
    Total non-current assets                      11,332       13,797

Total assets                                  $   95,283   $   93,762
                                              ==========   ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accruals               $   45,926   $    3,827
  Loan payable-affiliate                         111,550            -
  Loan payable-stockholder                         1,035        4,213
  Deferred revenue                                   995            -
                                              ----------   ----------
    Total current liabilities                    159,506        8,040
                                              ----------   ----------
Total liabilities                                159,506        8,040
                                              ----------   ----------

STOCKHOLDERS' EQUITY
  Common stock, $0.000001 par value, 25,000,000
   authorized, 21,262,250 and 18,278,750 issued
   and outstanding at December 31, 2004 and
   December 31, 2003, respectively                    21           18
  Paid in capital in excess of par             1,646,229      452,832
  Accumulated (deficit)                       (1,710,473)    (367,128)
                                              ----------   ----------
    Total stockholders' equity                   (64,223)      85,722
                                              ----------   ----------
Total liabilities and stockholders' equity    $   95,283   $   93,762
                                              ==========   ==========

The accompanying notes are an integral part of the financial statements.

                           Pricester.Com Inc.
                       (Formerly Pricester, Inc.)
                     (A Development Stage Company)
                        Statement of Operations
             For the Years Ended December 31, 2004 and 2003
   and for the Period April 19, 2001 (inception) to December 31, 2004

                                                Period
                                            April 19, 2001
                                             (inception)to
                                              December 31,   December 31,   December 31,
                                                  2004           2004           2003
                                               ----------     ----------     ----------
REVENUES                                       $    9,098     $    9,098     $        -

OPERATING EXPENSES                              1,720,769      1,353,851        356,754
                                               ----------     ----------     ----------
Net income (loss) before other income
 (expenses) and provision for income taxes     (1,711,671)    (1,344,753)      (356,754)


OTHER INCOME (EXPENSE)
  Interest income                                   1,520          1,520              -
  Interest (expense)                                 (322)          (112)          (210)
                                               ----------     ----------     ----------
    Total other income (expense)                    1,198          1,408           (210)

Net income (loss) before provision for
 income taxes                                  (1,710,473)    (1,343,345)      (356,964)
Provision for income taxes                              -              -              -
                                               ----------     ----------     ----------
Net income (loss)                             $(1,710,473)   $(1,343,345)    $ (356,964)
                                               ==========     ==========     ==========
Net income (loss) per weighted average share,
 basic                                                        $    (0.07)    $    (0.02)
                                                              ==========     ==========
 Weighted average number of shares                            19,692,720     16,208,002
                                                              ==========     ==========





The accompanying notes are an integral part of the financial statements.

                           Pricester.Com Inc
                       (Formerly Pricester, Inc.)
                     (A Development Stage Company)
                   Statement of Stockholders' Equity
            April 19, 2001 (inception to December 31, 2004

                                                      Paid in
                                                      Capital    (Accumulated     Total
                          Number of       Common     In Excess      Deficit)   Stockholders'
                            Shares         Stock       of Par                 Equity (Deficit)
                          ----------   ----------   ----------   ----------   ----------
Issuance of common stock
  for cash to founder
  (restated for subsequent
  reorganization)         15,000,000   $       15   $       85   $        -   $      100

Net Loss -Year Ended
  December 31, 2001                -            -            -         (100)        (100)
                          ----------   ----------   ----------   ----------   ----------
Balance- Dec 31, 2001     15,000,000           15           85         (100)           -

Common stock issued for
  cash ($.10 per share)       10,000            -        1,000            -        1,000

Common stock issued for
  svcs ($.10 per share)       52,500            -        5,250            -        5,250

Net Loss -Year Ended
  December 31, 2002                -            -            -      (10,064)     (10,064)
                          ----------   ----------   ----------   ----------   ----------
Balance Dec 31, 2002      15,062,500           15        6,335      (10,164)      (3,814)

August - Common stock
  issued for cash and
  svcs ($.10 per share)    2,500,000            3      249,997            -      250,000

August - Common stock
  issued for cash
  ($.10 per share)           150,000            -       15,000            -       15,000

August - Common stock
  issued for services
  ($.10 per share)           150,000            -       15,000            -       15,000

Sept-Dec - Common stock
  issued for cash
  (.40 per share)            381,250            -      152,500            -      152,500




                           Pricester.Com Inc
                       (Formerly Pricester, Inc.)
                     (A Development Stage Company)
              Statement of Stockholders' Equity (Continued)
            April 19, 2001 (inception to December 31, 2004

                                                      Paid in
                                                      Capital     Retained      Total
                          Number of       Common     In Excess    Earnings  Stockholders'
                            Shares         Stock       of Par                   Equity
                          ----------   ----------   ----------   ----------   ----------
Sept-Dec - Common stock
  issued for services
  (.40 per share)             35,000            -       14,000            -       14,000

Net Loss -Year Ended
  December 31, 2003                -            -            -     (356,964)    (356,964)
                          ----------   ----------   ----------   ----------   ----------
Balance, Dec 31, 2003     18,278,750           18      452,832     (367,128)      85,722

Jan-May - Common stock
  issued for cash
  ($.40 per share)         1,168,750            1      467,499            -      467,500

Jan-April - Common stock
  issued for services
  ($.40 per share)            49,750            -       19,900            -       19,900

Jan-April -Common stock
  issued for directors/
  officers compensation
  ($.40 per share)         1,765,000            2      705,998            -      706,000

Net Loss Year ended
  December 31, 2004                -            -            -   (1,343,345)  (1,343,345)
                          ----------   ----------   ----------   ----------   ----------
Balance, Dec 31, 2004     21,262,250   $       21   $1,646,229  $(1,710,473)  $  (64,223)
                          ==========   ==========   ==========   ==========   ==========





The accompanying notes are an integral part of the financial statements.

                           Pricester.Com Inc.
                       (Formerly Pricester, Inc.)
                     (A Development Stage Company)
                       Statement of Cash Flows
             For the Years Ended December 31, 2004 and 2003
   and for the Period April 19, 2001 (inception) to December 31, 2004

                                                Period
                                            April 19, 2001
                                             (inception)to
                                              December 31,   December 31,   December 31,
                                                  2004           2004           2003
                                               ----------     ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                           $(1,710,473)   $(1,343,345)    $ (356,964)
  Adjustments to reconcile net income (loss)
  to net cash provided (used) by operations:
    Depreciation and amortization                  10,732          8,051          2,681
    Common stock issued for services               74,150         19,900         49,000
    Common stock issued for compensation          955,975        706,000        249,975
  Changes in operating assets and liabilities:
    Increase (decrease) in accounts payable
    and accrued expenses                           45,926         42,099          3,827
    (Increase) decrease in prepaid expenses        (2,827)        (2,827)             -
  Increase (decrease) in deferred revenue             995            995              -
  Increase (decrease) in deposits                  (3,447)        (2,515)          (932)
                                               ----------     ----------     ----------
Net cash provided (used) by
operating activities                             (628,969)      (571,642)       (52,413)
                                               ----------     ----------     ----------

CASH FLOW FROM INVESTING ACTIVITIES:
  Purchase of  fixed assets and
  computer software                               (31,532)       (13,562)       (11,731)
                                               ----------     ----------     ----------
Net cash provided (used) by
investing activities                              (31,532)       (13,562)       (11,731)
                                               ----------     ----------     ----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Increase (decrease) in loans payable -
  related parties                                 111,550        111,550              -
  Cash loaned to officer                           (5,000)        (5,000)             -
  Repayment in loans to - stockholder               1,035         (3,178)        (5,840)
  Proceeds of common stock sale                   616,125        467,500        147,525
                                               ----------     ----------     ----------
Net cash provided (used) by
financing activities                              723,710        570,872        141,685
                                               ----------     ----------     ----------
Net increase (decrease) in cash                    63,209        (14,332)        77,541

CASH - BEGINNING                                        -         77,541              -
                                               ----------     ----------     ----------
CASH - ENDING                                  $   63,209     $   63,209     $   77,541
                                               ==========     ==========     ==========


                           Pricester.Com Inc.
                       (Formerly Pricester, Inc.)
                     (A Development Stage Company)
                          Statement of Cash Flows
             For the Years Ended December 31, 2004 and 2003
   and for the Period April 19, 2001 (inception) to December 31, 2004

                                                Period
                                             April 19, 2001
                                             (inception)to
                                              December 31,   December 31,   December 31,
                                                  2004           2004           2003
                                               ----------     ----------     ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expense                 $        -     $      112     $      210
                                               ==========     ==========     ==========
Cash paid for income taxes                     $        -     $        -     $        -
                                               ==========     ==========     ==========
  Non Cash transactions:
    Common stock issued for services           $   72,150     $   17,900     $   49,000
                                               ==========     ==========     ==========
    Common stock issued for officers &
    directors compensation                     $  955,975     $  706,000     $  249,975
                                               ==========     ==========     ==========
    Common stock issued for employee
    compensation                               $    2,000     $    2,000     $        -
                                               ==========     ==========     ==========





The accompanying notes are an integral part of the financial statements.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004

NOTE 1.  ORGANIZATION AND HISTORY

The Company was incorporated under the name Pricester, Inc. on April 19, 2001 in the State of Florida. On October 20, 2002 the Company changed its name to Pricester.com, Inc.

The Company is a developmental stage e-commerce company. The company currently operates an e-commerce website that enables any business to establish a fully functional online retail presence. Pricester.com is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for listed products and services.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Pricester.com, Inc. (the "Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Basis of Accounting
The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates
The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.

Computer Equipment, and Furniture
Computer equipment and furniture is stated at cost less accumulated depreciation. Depreciation is computed over the assets' estimated useful lives (five to seven years) using straight line methods of accounting. Maintenance costs are charged to expense as incurred while upgrades and enhancements that result in additional functionality are capitalized.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
Income taxes are calculated under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, the liability method is used in accounting for income taxes, which includes the effects of temporary differences between financial and taxable amounts of assets and liabilities. The Company has established a valuation allowance to fully offset potential deferred tax assets.

Net Loss Per Share
Net loss per share is presented under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). Basic earnings per share is computed by using the weighted average number of common shares outstanding and excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is computed using the weighted average number of common and dilutive common shares outstanding during the period. The common stock options were excluded in the net loss per share calculation, as the effect would be anti dilutive.

Fair Value of Financial Instruments
The Company's financial instruments as defined by SFAS 107, "Disclosures About Fair Value of Financial Instruments", including cash and notes payable, are accounted for on a historical cost basis, which due to the nature of these financial instruments, approximate fair value.

Revenue Recognition
The Company has two primary revenue sources: website design and transaction fees. Website design revenue is recognized as earned when the website is complete, control is transferred and the customer and has accepted in website, usually within seven days of the order. Transaction fee income comprises fees charged for use of credit cards or other forms of payment in the purchase of items sold on the customers websites. The transaction fee income is recognized as earned when funds transfers (via credit card or other forms of payments) between the buyer and seller has been authorized.

Website Development
The Company capitalizes the costs incurred during the application development stage, which includes costs to design the software configuration and interfaces, coding installation and testing. Costs incurred during the preliminary project along with post implementation stages of internal use computer software are expensed as incurred. Capitalized development costs are amortized over three years. Costs to maintain existing product offerings are expensed as incurred. The capitalization and ongoing assessment of recoverability of development

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004

costs requires considerable judgment by management with respect to certain external factors, including but not limited to technological and economic feasibility, and estimated economic life.

NOTE 3.  PROPERTY AND EQUIPMENT

The cost of property and equipment is depreciated using the straight-line method over the estimated useful lives (5-7 years) of the various assets. Property and equipment as of December 31, 2004 and 2003 consist of the following:

                                                   December 31,
                                                 2004        2003
                                              ----------   ----------
      Computer equipment                      $  12,263     $  3,030
      Furniture & fixtures                        4,329            -
  Less: accumulated depreciation               (  3,677)     (   606)
                                              ----------   ----------
  Net fixed assets                            $  12,915    $   2,424

For the years ended December 31, 2004 and 2003 and for the period from April 19, 2001 (inception) to December 31, 2004 depreciation expense amounted to $3,071, $606, and $3,377, respectively.

NOTE 4.  LOAN PAYABLE - STOCKHOLDER

The Company is indebted to its majority stockholder in the amount of $1,035 and $4,213 as of December 31, 2004 and 2003, respectively. The loan is due on demand and bears no interest.

NOTE 5.  COMMITMENTS AND CONTINGENCIES

In September 2003 the Company entered into an operating lease for office space in Hallandale, Florida. The lease, which was to expire in September 2004, was modified in January 2004. In January 2004, the Company leased additional office space and extended the lease through February 2007. Due to the rapid growth of the Company the lease was canceled in July 2004 and the Company entered into a new operating lease for office space in Hollywood, Florida. The lease terminates in June 2007 and calls for minimum lease payments ranging from approximately $1,900 to $2,100 per month.

Future annual minimum lease payments (exclusive of the base $8,800 annual common area charges) are as follows:

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004

                  Year Ending
                  December 31,           Amount
                   ----------          ----------
                     2005              $   23,600
                     2006                  24,400
                     2007                  12,400
                                       ----------
                                       $   78,400
                                       ==========
Rent expense for the years ended December 31, 2004 and 2003 and from April 19, 2001 (inception) to December 31, 2004 was $ 27,541, $ $1,673, and $29,214, respectively.

NOTE 6.  INCOME TAXES
The provisions for income taxes for the years ended December 31, 2004 and 2003 consisted of the following:
                                                     December 31,
                                                 2004         2003
                                              ----------   ----------
Provision(benefit) for income taxes           $ (456,737) $ ( 121,368)
  at statutory federal rate,
State tax, net of federal income tax            ( 48,763)   (  14,685)
Valuation Allowance                              505,500      136,053
                                               ----------   ----------
  Net Income Tax Provision                    $        -   $       -
                                               ==========   ==========

The reported provision for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate of 34% to the loss before income taxes as follows:
                                                     December 31,
                                                 2004         2003
                                              ----------   ----------
Federal income taxes at statutory rate            34%          34%
  at statutory rate
State tax rate, net of federal income tax           4            4
Valuation Allowance                               (38)         (38)
   Effective income tax rate                        0%           0%
                                                  ====         ====
Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses. The Company's ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

At December 31, 2004 the Company has unused net operating losses of approximately $ 1,710,000 (which begin expiring in 2023) that may be applied against future taxable income.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004

NOTE 7.  STOCKHOLDERS' EQUITY (DEFICIT)

Details of stockholders equity since inception are:

a. April 2001 - Issued 15,000,000 shares of common stock to founding shareholder at $0.00001 per share, for cash.

b. October 2002 - Issued 10,000 shares of common stock at $0.10 per share, for cash.

c. November 2002 - Issued 52,500 shares of common stock at $0.10 per share for services provided to the Company.

d. August 2003 - Issued 2,500,000 shares of common stock at $0.10 per share, for cash of $25 and the balance of $249,975 being expensed to officers' compensation.

e. August 2003 - Issued 50,000 shares of common stock at $0.10 per share, for cash.

f. August 2003 - Issued 100,000 shares of common stock at $0.10 per share, for cash.

g. August 2003 - Issued 150,000 shares of common stock at $0.10 per share, for services provided to the Company by an officer of the Company.

The company used the $.10 per share measurement valuation for services from September 2002 until September 2003. This value was reflective of the value of the shares sold in an independent transaction during this time.

h. September 2003 - Issued 150,000 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

i. September 2003 - Issued 30,000 shares of common stock at $0.40 per share, for services provided to the Company.

j. September 2003 - Issued 20,000 shares of common stock at $0.40 per share, for services provided to the Company by two officers of the Company.

k. September 2003 - Issued 37,500 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004

NOTE 7.  STOCKHOLDERS' EQUITY (DEFICIT) (Continued)

l. September 2003 - Issued 75,000 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

m. September 2003 - Issued 37,500 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

n. September 2003 - Issued 18,750 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

o. September 2003 - Issued 10,000 shares of common stock at $0.40 per share, for legal services provided to the Company by a director of the Company.

p. October 2003 - Issued 1,000 shares of common stock at $0.40 per share, for services provided to the Company.

q. October 2003 - Issued 12,500 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

r. November 2003 - Issued 14,000 shares of common stock, at $0.40 per share, for services provided to the Company.

s. December 2003 - Issued 5,000 shares of common stock, at $0.40 per share, for services provided to the Company.

t. December 2003 - Issued 5,000 shares of common stock, at $0.40 per share, for services provided to the Company by an officer of the Company.

The company used the $.40 per share measurement valuation for services from October 2003 until December 2003. This value was reflective of the value of the shares sold in an independent transaction during this

u. April 5, 2004, the Company issued 10,000 share of common stock for officer's compensation at $0.40 per share, or $4,000, which represents the fair market value of the stock at that date.

v. On April 9, 2004, the Company issued 18,750 shares of common stock at $0.40 per share, or $7,500, pursuant to the terms of the Limited Offering Memorandum dated September 3, 2003.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004

NOTE 7.  STOCKHOLDERS' EQUITY (DEFICIT) (Continued)
w. April 15, 2004, the Company issued 65,000 shares of common stock at $0.40 per share, or $26,000, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

x. April 16, 2004, the Company issued 112,500 shares of common stock at $0.40 per share, or $45,000, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.


y. April 29, 2004, the Company issued 245,000 shares of common stock at $0.40 per share, or $98,000, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

z. April 29, 2004, the Company issued 500,000 share of common stock for officer's compensation at $0.40 per share, or $200,000, which represents the fair market value of the stock at that date.

aa. April 30, 2004, the Company issued 312,500 shares of common stock at $0.40 per share, or $125,000, pursuant to the terms of the Limited Offering Memorandum dated September 3, 2003.

bb. April 30, 2004, the Company issued 5,000 share of common stock for director's compensation at $0.40 per share, or $2,000, which represents the fair market value of the stock at that date.

cc. May 3, 2004, the Company issued 37,500 shares of common stock at $0.40 per share, or $15,000, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

dd. May 4, 2004, the Company issued 25,000 shares of common stock at $0.40 per share, or $10,000, pursuant to the terms of the Limited
Offering Memorandum dated September 14, 2003.

ee. May 6, 2004, the Company issued 160,000 shares of common stock at $0.40 per share, or $64,000, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

ff. May 6, 2004, the Company issued 5,000 share of common stock for employee compensation at $0.40 per share, or $2,000, which represents the fair market value of the stock at that date.

gg. May 6, 2004, the Company issued 1,000,000 share of common stock for officer's compensation at $0.40 per share, or $400,000, which represents the fair market value of the stock at that date.

The company used the $.40 per share measurement valuation for services from April 2004 until May 2004. This value was reflective of the value of the shares sold in an independent transaction during this time.

                          PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004

NOTE 8.  LOAN RECEIVABLE

At December 31, 2004 had advanced $5,000 to an officer of the company. The loan is short term in duration and non-interest bearing.

NOTE 9.  WEBSITE DEVELOPMENT

Website development costs consisted of the following:

                                                   December 31,
                                                 2004         2003
                                              ----------   ----------
    Website development                       $   14,940   $   14,940
     Less accumulated amortization               ( 7,055)     ( 2,075)
                                               ----------   ----------
                                              $    7,885   $   12,865

For the years ended December 31, 2004 and 2003 the Company capitalized website development costs of $ 0 and $ 6,239,respectively.

For the years ended December 31, 2004 and 2003 and for the period from April 19, 2001 (inception) to December 31, 2004 amortization expense amounted to $ 4,980, $2,075, and $7,055, respectively.

NOTE 10. - LOAN PAYABLE- AFFILIATE

The Company received a $111,550 loan from Pricester.Com (a Nevada corporation) a company that was merged with in 2005. (See Note 11) The loan is non interest bearing and has no maturity.

NOTE 11.  SUBSEQUENT EVENT-MERGER

On February 11, 2005, Pricester.Com (the company) merged into Pricester.com, Inc, ("BA22") a public non reporting company (that was initially incorporated in Nevada in March 1998 as Business Advantage #22, Inc. BA22 acquired 100% of the Company's outstanding common stock by issuing one share of its common stock, $0.000001 par value, for each share of the Company's, then outstanding, common stock, or 21,262,250 shares. The acquisition will treated as a recapitalization for accounting purposes. Subsequent to the anticipated acquisition the combined entity changed its name to Pricester.com, Inc.

NOTE 12. RELATED PARTY EXPENSES

The majority stockholder of BA22 through another company controlled by him ("Taking a Company Public", is to be paid $80,000 in consulting fees for administrative, legal and financial aspects of going public. The company has paid $30,000 of this amount in 2004.

                          PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004

NOTE 13. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company is in the development stage and has incurred $1,710,473 losses since inception and has negative cash flows from operations. For the year ended December 31, 2004 the Company had incurred a net loss of $ 1,343,345. The future of the Company is dependent upon its ability to obtain additional equity financing and upon future successful development and marketing of the Company's product.

These condensed financial statements show that there are minimal revenues and that anticipated expenses for the following twelve months exceed current cash on hand by a significant amount, and that profitability is not projected by the company until the last quarter of 2005.

Management is pursuing various sources of equity and debt financing. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure such financing or obtain financing on terms beneficial to the Company. Failure to secure such financing may result in the Company's inability to continue as a going concern.

These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 14. COMMON STOCK OPTIONS

In August 25, 2004, the company issued to corporate officers and directors, options to purchase 1,010,000 shares of restricted common stock at an exercise price $.40 per share, expiring within one year of the effective date of the registration.

In November 18, 2004, the company issued to corporate officers, options to purchase 15,000 shares of restricted common stock at an exercise price $.40 per share, expiring within one year of the effective date of the registration.

The following table summarized options outstanding at Dec. 31, 2004:
        Price            Number                      Life
       $.40           1,025,000     1 year after effective registration

                         PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004

NOTE 14. COMMON STOCK OPTIONS (cont'd)

" As allowed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, the Company has elected to continue to apply the intrinsic-value-based method of accounting.
Under this method, the Company measures stock based compensation for option grants to employees assuming that options granted at market
price at the date of grant have no intrinsic value.   Restricted stock
awards were valued based on the discounted market price of a share of
non-restricted stock on the date earned.   No compensation expense has
been recognized for stock-based incentive compensation plans other than for restricted stock awards pursuant to executive employment agreements and board of director fees pursuant to the Director Compensation Plan. No compensation expense was recorded for any non-plan restricted stock options. Had compensation expense for the Company's stock options under the stock-based incentive compensation plans described above been recognized based upon the fair value for awards granted, the Company's net (loss) would have been increased to the following pro forma amounts:

                                              December 31,
                                        2004                2003
                                     ----------         ------------

Net (Loss) as Reported              $(1,343,345)        $   (356,964)

Stock-Based Compensation (Expense)      (10,250)                   0
(Net of Tax) (a)                      ----------          -----------

Pro Forma Net (Loss)                $(1,353,595)         $  (356,964)
                                     ==========          ===========
(Loss) per Share:
Basic as Reported - - -              $     (.07)        $      (.02)
                                     ==========         ===========

(a) As a result of the Company's lack of common stock trading performance in each of the respective years in this table, the overall strike prices of the outstanding options, and the uncertainty about its future economic performance, management has deemed the fair value per option to be $.01, based on the Black-Scholes option valuation model calculation.

NOTE 15.   NEW ACCOUNTING PRONOUNCEMENTS

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -
Transition and Disclosure an Amendment of FASB Statement No. 123" (SFAS

                          PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004

NOTE 15.   NEW ACCOUNTING PRONOUNCEMENTS - continued

148). SFAS 148 amends SFAS 123 "Accounting for Stock-Based Compensation," providing for an alternative method of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, it amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company's adoption of the interim disclosure provisions of SFAS 148 did not affect our financial position.

The FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46) in January 2003. FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. This FASB is not applicable to the company since the company does not have any variable interest entities.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS 150). SFAS 150 sets standards for an issuer as to how to classify and measure financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into after May 31, 2003, and is effective after June 15, 2003. Adoption of SFAS 150 is not expected to have a material effect on the Company.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity
exchanges its equity instruments for goods or services.   This standard
requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the
grant-date fair value of the award.   This eliminates the exception to
account for such awards using the intrinsic method previously allowable
under APB Opinion No. 25.   SFAS No. 125(R) will be effective for
interim or annual reporting periods beginning on or after December 15,
2005 for small business issuers.   We previously adopted the fair value
recognition provisions of SFAS No. 123(R), Accounting for Stock-Based Compensation, on July 1, 2003 and have accounted for all awards granted to employees in recent years using the fair value recognition method. Accordingly, we believe SFAS No. 123(R) may have a material impact on financial statements.

                           Prospectus

                     PRICESTER.COM, INC.
                     A Nevada Corporation



                      3,214,620 common shares
                  on behalf of selling security holders


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SECURITY HOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

Until                    2006, all dealers and selling stockholders
that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee. . . . . .   $ 1,891.81
Printing and Engraving Expenses       500.00
Legal Fees and Expenses . . . .    18,000.00
Accounting Fees and Expenses. .    21,000.00
Miscellaneous . . . . . . . . .     2,500.00
                                    --------
TOTAL . . . . . . . . . . . . .   $43,891.81
                                  ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
The following information sets forth particular information for all our securities sold for the past three years, without registration under the Securities Act.

Pricester Nevada
-----------------------------------------
On August 3, 2004, Dennis Jordan, an affiliate, sold 44,620 common shares at $2.50.

Ari Averbuch                        400
Joan Bardzik                        400
Amram Bendehan                      800
Tom Beniamino                       400
Stephen Calabrese                   400
Billie L. Carter                    800
Joanna Ciociola                   2,000
Nicole Damiano                    2,000
Richard & Elizabeth Dupont        2,000
George Gonzalez                   2,000
Loretta Lynn Katz                   200
Allan Kratman & Magali Bonilla    2,000
Steve Kontos                      8,000
Brian Lestuk                      2,000
Robert Lestuk                     6,000
Ronald Lestuk                     1,000
Debra Marshall                      100
Craig A. May                        600
George Otlowski                   1,000
Susan Prokop                      1,000
Brittani Ricci                      400
Catherine Ricci                     400
Courtney Ricci                      400
Craig Ricci                       3,000
David & Debra Ricci               4,000
Cassandra Robinson                  520
Marjorie V. Thorpe                  800
John True                         2,000

The above issuances of common stock were made to no more than 25 sophisticated investors pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On August 3, 2004, Dennis Jordan, an affiliate, sold 705,380 common shares at $.00001 per common shares.

Dan Carroll                     125,000
Tom Christou                    150,000
Craig E. Dillon(1)              100,000
John R. Dillon(2)               150,000
Ellen Nelson                    180,380
(1)Craig E. Dillon is the son of Edward C. Dillon, an officer and director of Pricester Nevada.
(2)John R. Dillon is the brother of Edward C. Dillon, an officer and director of Pricester Nevada.

The above issuances of common stock were made to no more than 25 sophisticated investors pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

Pursuant to Articles of Merger filed on February 9, 2005, Pricester Nevada issued 21,262,250 common shares to shareholders of Pricester Florida.

Common Shares     Name

10,000,000      Joe Puentes(1)
10,000          Bud Li-Lam
50,000          Felipe Madrigal
2,500           Jonathon Shatz
4,675,000       Bernard Gutman(1)
50,000          Terry Cudjoe
2,000,000       Edward C. Dillon(1)
50,000          John Cerasari
18,750          Linda Eavey
18,750          Lail Rose
10,000          Jose Angel Garcia
10,000          Robert Petrocelli(1)
20,000          Ellen Nelson
25,000          Nelson Stark(1)
56,250          Daniel & Patrick Carol
67,500          John R. Dillon(2)
112,500         David & Debra Ricci
75,000          Robert Lestuk
1,000           Alain Lores
12,500          Robert & Maryann Sarra
37,500          Craig E. Dillon(3)
18,750          Paul J. Zawadzki
10,000          Howard Neu
11,500          Diane Tremblay
50,000          Florri Levy
25,000          Jake Levy
25,000          Dylan Levy

25,000          Blanch Rombach
1,000,000       Barbara Gutman(4)
995,000         Maria T. Puentes(5)
400,000         Jose E. Puentes(5)
100,000         Jose & Acacia Gomez
5,000           Jorge Ramirez
18,750          Joseph & Jeanne Geiger
125,000         Mordka Stahl
37,500          Theodore Caypless
18,750          Bart Ruggiero
12,500          ACK Business Tools
60,000          Tom Christou
18,750          Patrick & Tawn Smith
5,000           Mitchell Pine
37,500          George Drimitais
5,000           Felix Almonte
50,000          James S. Lee
12,500          Diane Quick
18,750          Brian Ebehard
18,750          Bay Proby & Associates
11,000          Michele Smiley
75,000          Alyson Zack
25,000          Ethan Zack
100,000         Drew Gutman
37,500          Harry & Maria Bridgman
37,500          Richard Yurick
25,000          Stacey Bailey
50,000          Scott T. Pilling
50,000          Laurie H. Pilling
25,000          Bruce & Nicole Dillin(6)
37,500          Patricia Zullo
37,500          Richard Buhr & Michael Dillon(7)
15,000          Lynne Prichason
12,500          Carol Lenett
12,500          James O. Nelson
30,000          Edward J. Dillon(8)
12,500          Joan & David McKay
25,000          Randy Konsavich
37,500          Peter Kowal
25,000          John Getze
25,000          Glen Kruman
12,500          Dan Genn & Michael Ewald
12,500          Panagiotis & Irene Hasalevris
25,000          Edward G. Coch, Jr.
75,000          Dale Vannelli
5,000           Lannys Lores
20,000          Lucien C & Sandra Proby III

(1)Current officers and directors of Pricester Nevada.
(2)John R. Dillon is the brother of Edward C. Dillon, an officer and director of Pricester Nevada.
(3)Craig E. Dillon is the son of Edward C. Dillon, an officer and director of Pricester Nevada.

(4)Barbara Gutman is the wife of Bernie Gutman, an officer and director of Pricester Nevada.
(5)Maria Puentes is the wife and Jose Puentes is the son of Joe Puentes, an officer and director of Pricester Nevada.
(6)Nicole Dillin is the niece of Edward C. Dillon, an officer and director of Pricester Nevada.
(7)Michael Dillon is the brother of Edward C. Dillon, an officer and director of Pricester Nevada.
(8)Edward J. Dillon is the brother of Edward C. Dillon, an officer and director of Pricester Nevada.

The above issuances of common stock were made pursuant to the merger to no more than 35 non-accredited investors pursuant to an exemption from registration under Rule 506 of Regulation D of the Securities Act of
1933.   No commissions were paid.

In March 2005, Joe Puentes, an officer and director of Pricester
Nevada, transferred 32,000 Pricester Nevada common shares held by him for no consideration to Bay Proby & Associates.

On April 1, 2005, Bernard Gutman, chairman and director of Pricester Nevada sold 3,000,000 Pricester Nevada common shares to Joe Puentes, an officer and director of Pricester Nevada for $.00001 per common share.

On April 1, 2005, Mr Puentes transferred the following shares for no consideration to:

        Edward C. Dillon, an officer and director       1,510,000
        James DePelesi                                    250,000
        Dennis Jordan                                     250,000
        Howard Neu                                        100,000

The above issuances of common stock were made to no more than 25 sophisticated investors pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

Pricester Florida

2002
October 2002 - 10,000 shares of common stock to Bud Li-Lim at $0.10 per share, for cash.

November 2002 - 52,500 shares of common stock to Felipe Madrigal
(50,000) for marketing services provided to Pricester Florida and Jonathon Shatz (2,500) at $0.10 per share for services preparing the business plan provided to Pricester Florida.

The above issuances of common stock in 2002 were made to no more than 25 sophisticated investors pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

2003
On August 12, 2003, Pricester Florida issued 2,500,000 shares of its common stock for cash of $25 to Bernie Gutman, an officer of Pricester Florida with the balance of $249,975 being expensed to officers' compensation.

On September 24, 2003, Pricester Florida issued 150,000 shares of its common stock for $15,000 for consulting services provided by Edward C. Dillon, an officer of Pricester Florida.

On September 19, 2003, Pricester Florida issued 30,000 shares of its common stock to two outside consultants for $12,000 for web development services provided by Angel Garcia (10,000) and proofreading services provided by Ellen Nelson (20,000).

On September 19, 2003, Pricester Florida issued 20,000 shares of its common stock to officers and directors of Pricester Florida for $8,000 for consulting services provided by Nelson Stark and accounting services provided by Robert Petrocelli (10,000 each).

On September 30, 2003, Pricester Florida issued 10,000 shares of its common stock for $4,000 for legal services provided by Howard Neu, the Company's general counsel.

On October 24, 2003, Pricester Florida issued 1,000 shares of its common stock for $400 for web design services provided by Alain Loures, an outside consultant.

On November 6, 2003 Pricester Florida issued 14,000 shares of its common stock to two outside consultants for $5,600 for web design services provided by Diane Tremblay (1,500 common shares) and web development services provided by ACK Business Tools (12,500 common shares).

On December 18, 2003, Pricester Florida issued 5,000 shares of its common stock for $2,000 for public relation services provided by Tom Christou, an outside consultant.

On December 19, 2003, Pricester Florida issued 5,000 shares of its common stock for $2,000 for consulting services provided by Nelson Stark, an officer of Pricester Florida.

The above issuances of common stock were made to no more than 25 sophisticated investors pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

2004
On January 30, 2004, Pricester Florida issued Mitchell Pine 5,000 for web development services for $2,000

On February 25, 2004, Pricester Florida issued Felix Almonte 5,000 for web consulting services of $2,000.

In March 2004, Joe Puentes, an officer and director of Pricester
Nevada, sold 3,500,000 Pricester Florida common shares to Bernard
Gutman, an officer and director of Pricester Nevada for $.00001 per common share.

On April 5, 2004, Pricester Florida issued Nelson Stark 10,000 share of common stock for officer's compensation at $0.40 per share, or $4,000.

The above issuances of common stock in 2004 were made to no more than 25 sophisticated investors pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

During the last quarter of 2003 and the first and second quarters of 2004, Pricester Florida issued 1,500,000 shares of common stock at $0.40 per share, or $600,000, pursuant to the terms of the Limited Offering Memorandum dated September 3, 2003.

John Cerasari              37,500
Linda Eavey                18,750
Lail Rose                  18,750
Joseph Jeanne Geiger       18,750
Mordka Stahl              125,000
Theodore Caypless          37,500
Bart Ruggiero              18,750
Tom Christou               50,000
Patrick & Tawn Smith       18,750
George Drimitias           37,500
James S. Lee               50,000
Diane Quick                12,500
Brian Ebehard              18,750
Michele Smiley             10,000
Daniel & Patrick Carol     56,250
John R. Dillon(1)          67,500
David & Debra Ricci       112,500
Robert Lestuk              75,000
Robert & Maryann Sarra     12,500
Craig E. Dillon(2)         37,500
Paul J. Zawadzki           18,750
Harry & Maria Bridgman     37,500
Richard Yurick             37,500
Stacey Bailey              25,000
Scott T. Pilling           50,000
Laurie H Pilling           50,000
Bruce & Nicole Dillin(3)   25,000
Patricia Zullo             37,500
Richard Buhr & Michael
   Dillon(4)               37,500
Lynne Prichason            15,000
Carol Lenett               12,500
James O. Nelson            12,500
Edward J. Dillon(5)        30,000
Joan & David McKay         12,500
Randy Konsavich            25,000
Peter Kowal                37,500
John Getze                 25,000

Glen Kruman                25,000
Dan Glenn & Michael Ewald  12,500
Panagiotis & Irene
 Hasalevris                12,500
Edward G. Coch, Jr.        25,000
Dale Vannelli              75,000
Lucien C. & Sandra
   Proby III               20,000
 (1)John R. Dillon is the brother of Edward C. Dillon, an officer and director of Pricester Nevada.
(2)Craig E. Dillon is the son of Edward C. Dillon, an officer and director of Pricester Nevada.
(3)Nicole Dillin is the niece of Edward C. Dillon, an officer and director of Pricester Nevada.
(4)Michael Dillon is the brother of Edward C. Dillon, an officer and director of Pricester Nevada.
(5)Edward J. Dillon is the brother of Edward C. Dillon, an officer and director of Pricester Nevada

These 1,500,000 common shares were issued pursuant to an exemption from
registration under Rule 504 of Regulation D.   The appropriate filings
were made at the federal and state level.

On April 29, 2004, Pricester Florida issued 500,000 shares of common stock to Edward C. Dillon for officer's compensation at $0.40 per share, or $200,000.

On April 30, 2004, Pricester Florida issued 5,000 shares of common stock to Edward J. Dillon for director's compensation at $0.40 per share, or $2,000.

On May 6, 2004, Pricester Florida issued Jorge Ramirez 5,000 shares of common stock for employee compensation at $0.40 per share, or $2,000.

On May 6, 2004, Pricester Florida issued Edward C. Dillon 1,000,000 shares of common stock for officer's compensation at $0.40 per share, or $400,000.

The above issuances of common stock in April and May 2004 were made to no more than 25 sophisticated investors pursuant to an exemption under
Section 4(2) of the Securities Act of 1933.


ITEM 27. EXHIBITS

EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
   3.i      Articles of Incorporation(1)
   3.ii     By-Laws of Pricester(1)
   3.iii    Agreement and Plan of Reorganization by and between
            Business Advantage #22, Inc., a Nevada corporation and
            Pricester.com, Inc., a Florida corporation(1)
   3.iv     Articles of Merger dated February 9, 2005(3)
   4.i      Form of Specimen of common stock(1)

   5        Consent and Opinion of Legal Counsel, Jody
            Walker, Esq.(4)
   10.1      Agreement dated March 31, 2004 by and between Pricester
               Florida and Taking a Company Public, Inc.(3)
   10.2     Patent Assignment dated November 10, 2004(2)
   10.3     Letter agreement with Proby & Associates dated March 15,
              2004(2)
   10.4     Agreement with CI Host.com(4)
   10.5     Agreement dated July 12, 2004 with Professional
               Microsystems Incorporated, D/B/A as XCENT(4)
   10.6     Agreement dated June 11, 2004 with World Choice Travel(4)
   10.7     Promissory Notes dated February 2005(5)
   10.8     Agreement for Lock-Up and Issuance of Shares(5)
   16       Letter from DiRocco & Company re: change in accountant(4)
23       Consent of Independent Auditor(5)
(1) previously filed in Form SB-2 dated September 15, 2004
(2) previously filed in amendment to Form SB-2 dated January 4, 2005
(3) previously filed in amendment to Form SB-2 filed March 9, 2005
(4) previously filed in amendment to Form SB-2 filed April 18, 2005
(5) filed herein

ITEM 28. UNDERTAKINGS

   (a) The undersigned registrant undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed material on the plan of distribution.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant as provided in Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
        ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hollywood, State of Florida on the 5th day of July 2005.

Pricester.com, Inc.

/s/Joe Puentes
------------------------------------
By: Joe Puentes, President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date

/s/Joe Puentes                  CEO                   7/5/2005
--------------------
Joe Puentes                   Director

/s/Bernard Gutman             Director                 7/5/2005
--------------------
Bernard Gutman

/s/Edward C. Dillon           Director                 7/5/2005
--------------------  CFO/Principal Accounting
Edward C. Dillon              Officer

/s/Nelson Stark               Director                 7/5/2005
--------------------
Nelson Stark

1